C. Taylor Ashworth, No 010413
Alan A. Meda, No. 009213
OSBORN MALEDON, P.A.
2929 North Central Avenue, Suite 2100
Phoenix, Arizona 85067-6379
(602) 640-9000
bcf@omlaw.com
Attorneys for Vern Schweigert, Trustee


                     IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF ARIZONA

In re:                                   )
STEVENS FINANCIAL GROUP, INC., a         )   Chapter 11 Proceedings
Missouri corporation,                    )
                                         )   No. B 01-03105-ECF-RTB
Debtor.                                  )
                                         )
_________________________________________)
                                         )
VERN SCHWEIGERT, as Trustee of the       )
Estate of Stevens Financial Group, Inc., )
Plaintiff,                               )
VS.                                      )
DAMIAN SINCLAIR, SINCLAIR                )   Adv. No. 01-1319
MANAGEMENT SERVICES, INC.,               )
PATRICK A. ROBARGE, P.R. EDGE            )
FINANCIAL CORP., CANADIAN                )   AMENDED COMPLAINT
FINANCIAL VENTURES, INC.,                )
SPARTAN FINANCE COMPANY,                 )
CLARENCE W. STEVENS, JR.,                )
STEVENS MANAGEMENT SERVICES,             )
INC., EAGLE ACCEPTANCE                   )
CORPORATION, COLONIAL TRUST              )
COMPANY, FIRST FINANCIAL TRUST           )
COMPANY, and HARNDEN &                   )
HAMILTON, P.C.                           )
                                         )
Defendants                               )
_________________________________________


                           AMENDED COMPLAINT 390923v4

      a


TABLE OF CONTENTS
                                                                     Page
I. PARTIES.......................................................... 1
II. JURISDICTION ................................................... 7
III. VENUE.......................................................... 7
IV. GENERAL ALLEGATIONS............................................. 8
  A. Introduction .................................................. 8
  B. Investment Certificate Offerings .............................. 11
    1. 1995 Offerings............................................... 11
    2. 1996 Offerings............................................... 14
    3. 1997 Offerings............................................... 16
    4. March 1998 Offering ......................................... 18
    5. October 1998 Offering........................................ 21
    6. October 1999 Offering........................................ 23
    7. June 2000 Offering .......................................... 26
    8. Cease and Desist Order and Bankruptcy Filing................. 29
  C. The Sham Transactions.......................................... 29
    1. Sinclair Management ......................................... 31
    2. P.R. Edge.................................................... 34
    3. Office Land Purchase......................................... 36
    4. Canadian Financial Venture .................................. 36
    5. SFG Stock Sale............................................... 38
    6. Eagle Acceptance Sale ....................................... 39
    7. Spartan Finance Company...................................... 40
    8. Computer System Sale......................................... 42
  D. Fictitious Compliance Certificates............................. 43
    1. 1995 and 1996 Collateral Requirements........................ 46
    2. 1997 Collateral Requirements ................................ 47
    3. March 1998 Collateral Requirements .......................... 49
    4. October 1998 and Subsequent Collateral Requirements ......... 51
  E. False Financial Statements .................................... 53
    1. The 1995 Financial Statement ................................ 53
    2. The 1996 Financial Statement ................................ 54
    3. The 1997 Financial Statement ................................ 55
    4. The 1998 Financial Statement ................................ 56
    5. The 1999 Financial Statement ................................ 58
V. FIDUCIARY DUTY BREACHES BY INSIDER DEFENDANTS ................... 60
VI. ASSISTANCE FROM NON-INSIDER DEFENDANTS.......................... 61
  A. Harnden & Hamilton............................................. 63
  B. Colonial ...................................................... 64
    1. Separate Trusts ............................................. 65
    2. Collateral Maintenance Defaults ............................. 65
    3. Investor Reports ............................................ 66

      b

  C. FFTC........................................................... 67
VII. COUNTS......................................................... 68
  A. Count 1: Note Claim -- Sinclair Management..................... 68
  B. Count 2: Note Claim -- Stevens Management...................... 68
  C. Count 3: Note Claim -- Edge ................................... 69
  D. Count 4: Note Claim -- Canadian Finance........................ 69
  E. Count 5: Assumed Liability Claim -- Spartan Finance............ 70
  F. Count 6: Note Claim -- Eagle .................................. 70
  G. Count 7: Alter Ego Claim -- Sinclair .......................... 71
  H. Count 8: Alter Ego Claim -- Robarge ........................... 72
  I. Count 9: Alter Ego Claim -- Stevens............................ 73
  J. Count 10: Fiduciary Duty Claim -- Insider Defendants........... 73
  K. Count 11: Fiduciary Duty Claim -- Insider Defendants........... 74
  L. Count 12: Aiding and Abetting -- Insider Defendants............ 75
  M. Count 13: Negligent Misrepresentation -- Insider Defendants.... 76
  N. Count 14: Aiding and Abetting -- Non-Insider Defendants........ 77
  O. Count 15: Professional Malpractice -- Harnden & Hamilton....... 78
  P. Count 16: Negligent Misrepresentation -- Harnden & Hamilton.... 79
  Q. Count 17: Contract Claim -- Colonial .......................... 80
  R. Count 18: Fraudulent Transfer -- Sinclair Management .......... 81
  S. Count 19: Fraudulent Transfer -- Sinclair Management .......... 82
  T. Count 20: Fraudulent Transfer -- Stevens Management ........... 84
  U. Count 21: Fraudulent Transfer -- Stevens Management ........... 85
  V. Count 22: Fraudulent Transfer -- Edge ......................... 86
  W. Count 23: Fraudulent Transfer -- Edge ......................... 88
  X. Count 24: Fraudulent Transfer -- Canadian Finance ............. 89
  Y. Count 25: Fraudulent Transfer -- Canadian Finance ............. 91
  Z. Count 26: Stock Sale Transfer -- Sinclair ..................... 92
  AA. Count 27: Fraudulent Transfer -- Sinclair .................... 93
  BB. Count 28: Fraudulent Transfer -- Sinclair .................... 94
  CC. Count 29: Fiduciary Duty --Insider Defendants ................ 96
  DD. Count 30: Aiding and Abetting -- Insider Defendants........... 97
  EE. Count 31: Negligent Misrepresentation -- Insider Defendants... 97
  FF. Count 32: Aiding and Abetting -- Non-Insider Defendants....... 99
  GG. Count 33: Negligent Misrepresentation -- Harnden & Hamilton .. 100
  HH. Count 34: Fiduciary Duty -- Colonial ......................... 102
  II. Count 35: Contract Claim -- FFTC.............................. 103
VIII. INJUNCTIVE RELIEF AGAINST SINCLAIR............................ 104
IX. PRAYER FOR RELIEF .............................................. 104

      c


TO THE HONORABLE JUDGE OF SAID COURT:

   VERN SCHWEIGERT, as Trustee of the Estate of STEVENS FINANCIAL
GROUP, INC., ("SFG") files this Amended Complaint against DAMIAN
SINCLAIR, SINCLAIR MANAGEMENT SERVICES, INC., PATRICK A
ROBARGE,
P.R. EDGE FINANCIAL CORP., CANADIAN FINANCIAL VENTURES, INC.,
SPARTAN FINANCE COMPANY, CLARENCE W. STEVENS, JR., STEVENS
MANAGEMENT SERVICES, INC., EAGLE ACCEPTANCE CORPORATION,
COLONIAL TRUST COMPANY, FIRST FINANCIAL TRUST COMPANY, and
HARNDEN & HAMILTON, P.C.

I. PARTIES

     1. Plaintiff Vern Schweigert ("Trustee" or "Plaintiff") brings this action in his capacity as the Trustee of the Bankruptcy Estate of Stevens Financial Group, Inc. ("SFG" or "Debtor"), which commenced Chapter 11 bankruptcy proceedings in the United States Bankruptcy Court for the District of Arizona on March 19, 2001 (the "Petition Date").
     2. Trustee brings this action as the representative of the bankruptcy estate of SFG (the "Bankruptcy Estate") pursuant to section 323 of the Bankruptcy Code. The claims asserted in Counts 1 through 17 are claims of SFG as of the Petition Date and constitute property of the Bankruptcy Estate pursuant to section 541(a)(1) of the Bankruptcy Code. The claims asserted in Counts 18 through 28 are claims that the Bankruptcy Estate may assert pursuant to section 544 of the Bankruptcy Code. The claims asserted in Counts 29 through 35 are claims assigned to the Bankruptcy Estate, pursuant to an Assignment of Claims, dated December 5, 2001, by James R. Cordova and Mary E. Cordova, who were Certificate Investors, as defined hereinafter. The Cordova's are referred to herein as the "Participating Creditors."

     3. Pursuant to a plan of reorganization (the "Plan of Reorganization") confirmed by the Bankruptcy Court, all of the claims asserted in the Complaint are to be transferred to, and vest in, Freedom Financial Group, Inc. ("Freedom Financial"), a Delaware corporation, as of the Effective Date of the Plan of Reorganization. Freedom Financial is also to be the assignee of claims against Defendants now owned by other Certificate Investors who have agreed to assign their claims to SFG's successor pursuant to the terms of the Plan of Reorganization. Upon the occurrence of the Effective Date, Plaintiff shall request the Court to substitute Freedom Financial as Plaintiff and real party in interest herein.
     4. SFG is a Missouri corporation formed in 1993 under the name First Financial Credit Corp. From 1993 until 2001, SFG operated a consumer finance company, licensed by the State of Missouri, and specializing in "sub-prime," or high risk, consumer financing of personal property, including home appliances, automobiles, and mobile homes. In 1995, the company changed its name to Sinclair Financial Corporation, after Defendant Damian Sinclair became its sole shareholder. In 2000, the company again changed its name to Stevens Financial Corporation, after Defendant Clarence W. Stevens, Jr. became its sole shareholder.

    5. Defendant Damian Sinclair ("Sinclair") is an individual resident of the State of Missouri. In 1993 and 1994, Sinclair was a one-third shareholder of SFG. In 1995 or 1996, Sinclair became the sole shareholder. Until October 1999, Sinclair was the chairman of the board of directors and chief executive officer of SFG. After October 1999, Sinclair became a "consultant" to SFG, but retained substantial control over SFG. Until at least May 2000, Sinclair was also the sole shareholder of Defendant Sinclair Management Services, Inc. and various other companies used by Sinclair as hereafter described. Sinclair has appeared in this adversary proceeding and may be served with process by serving his counsel of record.
     6. Defendant Sinclair Management Services, Inc. ("Sinclair Management") is a corporation duly formed under the laws of the State of Missouri. From 1995 through October 1999, Sinclair used Sinclair Management to receive "servicing fees," "loans," and "advances" from SFG, as described in paragraphs 91 et seq. Sinclair Management may be served with process by serving Scott Pope, its statutory agent, at 3901 S. Fremont Avenue, Springfield, Missouri 65084.
     7. Defendant Patrick A. Robarge ("Robarge") is an individual resident of the State of Missouri and/or the State of Arizona. Until some time after 1995, Robarge was a one-third shareholder of SFG. Robarge acted, at various times, as director, Treasurer, Vice President and Chief Operating Officer of SFG, and exercised substantial control over SFG and its business affairs during all times pertinent to this Complaint. Robarge was also the president, chief operating officer, and shareholder of, Defendants P.R. Edge Financial Corp., Canadian Financial Ventures, Inc., and Spartan Finance Company, which Robarge used to enter into various transactions with SFG, as described hereafter. Robarge may be served with process at 12103 North Farm Road 221, Fair Grove, Missouri 65648.

     8. Defendant P.R. Edge Financial Corp. ("Edge") is a corporation organized under the laws of the State of Arizona, with principal offices in Phoenix, Arizona. Since Edge's formation in July 1995, Robarge used Edge to receive "loans" and "servicing fees" from SFG, as described in paragraphs 99 et seq. Edge may be served with process by serving its statutory agent, Jeffrey H. Greenberg, 250 N. Meyer Avenue, Tucson, Arizona 85702-0191.
     9. Defendant Canadian Financial Ventures, Inc. ("Canadian Financial") is a corporation organized under the laws of the State of Arizona, with principal offices in Phoenix, Arizona. Since Canadian Financial's formation in October
1999, Robarge used Canadian Financial to acquire assets from SFG and receive loans from SFG, as described in paragraphs 108 et seq. Canadian Financial may be served with process by serving its statutory agent, David R. Sobel, 250 N. Meyer Avenue, Tucson, Arizona 85718.
     10. Defendant Spartan Finance Company ("Spartan") is a corporation organized under the laws of the State of Arizona, with principal offices in Phoenix, Arizona. Robarge used Spartan to acquire assets from SFG and receive loans from SFG, as described herein in paragraphs 120 et seq. Spartan may be served with process by serving its statutory agent, David R. Sobel, 250 N. Meyer Avenue, Tucson, Arizona 85718.

     11. Defendant Clarence W. Stevens, Jr. ("Stevens") is an individual resident of the State of Missouri. Stevens became the president and chief financial officer of SFG in August 1997, and became the sole shareholder of SFG in October 1999. Stevens exercised substantial control of SFG -- with Sinclair and Robarge -- from August 1997 through May 2001, when the Trustee was appointed. Stevens was also the sole shareholder of Defendant Stevens Management Services, Inc. since its formation in 1999. On information and belief, Plaintiff alleges that Stevens also held a controlling interest in Defendant Eagle Acceptance Corporation. Stevens may be served with process at P.O. Box 4796, Springfield, Missouri 65808.
     12. Defendant Stevens Management Services, Inc. ("Stevens Management") is a corporation organized under the laws of the State of Missouri. Since its formation in 1999, Stevens used Stevens Management to receive "servicing fees" and advances and to enter into other transactions with SFG as described hereafter, in paragraphs 124 et seq. Stevens Management may be served with process by serving Scott Pope, its statutory agent, at 3901 S. Fremont Avenue, Springfield, Missouri 65804.
     13. Defendant Eagle Acceptance Corporation ("Eagle") is a corporation organized under the laws of the State of Arizona. Stevens used Eagle to acquire consumer installment contracts from SFG with 100% financing, as described hereafter in paragraphs 117 et seq. Eagle may be served with process by serving Douglas Hamilton, its statutory agent, at 7220 N. 16th Street, Suite B200, Phoenix, Arizona 85020.

     14. Defendant Colonial Trust Company ("Colonial") is a corporation organized under the laws of the State of Arizona with principal offices in
Phoenix, Arizona. Since 1995, Colonial acted as the indenture trustee for Certificate Investors pursuant to separate trust indentures issued for each series of Investment Certificate sold by SFG. Colonial may be served with process by serving John K. Johnson, its statutory agent, at 5336 N. 16th Avenue, Phoenix, Arizona 85015.
     15. Defendant First Financial Trust Company ("FFTC") is a trust company organized under the laws of the State of New Mexico with principal offices in Albuquerque, New Mexico. FFTC entered into numerous guaranty agreements with SFG by which FFTC guaranteed payment to the holders of Investment Certificates if SFG defaulted in its obligations. FFTC may be served with process by serving the president or any vice president at its principal office.
     16. Defendant Harnden & Hamilton, PC ("Harnden & Hamilton") is a corporation organized under the laws of the State of Arizona with principal offices in Phoenix, Arizona. From 1995 through 2000, Harnden & Hamilton acted as the independent certified public accountants for SFG, and certified financial statements of SFG that were an integral part of the selling and promotional materials provided prospective Certificate Investors. Harnden & Hamilton also issued compliance certifications ("Compliance Certificates"), certifying that SFG met the collateral requirements of the trust indenture agreements and certificates, as described in paragraphs 126 et seq. Harnden & Hamilton may be served with process by serving Douglas Hamilton, its statutory agent, at 7689 E. Paradise Lane # 7, Scottsdale, Arizona 85260.

     17. Sinclair, Robarge and Stevens are collectively referred to herein as the "Insider Defendants." Edge, Spartan, Canadian Financial, Stevens Management, Eagle and Sinclair Management are collectively referred to as the "Insider Affiliates." Harnden & Hamilton, Colonial and FFTC are collectively referred to as the "Non-Insider Defendants."


II. JURISDICTION

     18. This Court has jurisdiction over this adversary proceeding and the parties to the proceeding pursuant to 28 U.S.C. sections 157 and 1334.
     19. This action includes core proceedings pursuant to 28 U.S.C. sections 157(b)(2)(A), (E), (F), and (H) and other applicable sections of 28 U.S.C.
section 157(b)(2). This adversary proceeding is filed in the bankruptcy case of SFG, which is pending under Chapter 11 of Title 11 in this Court.


III. VENUE

     20. This adversary proceeding is commenced pursuant to Fed. R. Bankr. P. Rule 7001; 11 U.S.C. sections 544, 547, 548, 549, and 550 and Mo. Rev. Stat.
section  428.024.1 et seq.  Venue is proper in this Court  pursuant to 28 U.S.C.
section 1409(a).

IV. GENERAL ALLEGATIONS

    A. INTRODUCTION
    ---------------

     21. From January 1995 through December 2000, SFG's operations were financed primarily from the proceeds of "fixed rate investment certificates" or
"collateralized time certificates" ("Investment Certificates") issued to individual investors (the "Certificate Investors") who were solicited through offering memoranda and prospectuses prepared by Defendants Sinclair, Stevens and Robarge. The offering memoranda included financial statements certified by Hamilton & Harnden. The offering memoranda stated that FFTC had guaranteed the Investment Certificates and would hold a 10% cash reserve to assure payment of the guarantee. The offering memoranda also stated that Colonial would act as the indenture trustee to protect and enforce the security interest granted to secure payment of the Investment Certificates. In total, SFG issued over $96 million in Investment Certificates to over 3,000 Certificate Investors, located primarily in the State of Missouri. As of the Petition Date, SFG was indebted to over 2,000 Certificate Investors in an aggregate amount exceeding $71 million.
     22. The Insider Defendants were officers and directors of SFG who, by virtue of their positions with SFG, were capable of controlling the corporate governance of SFG and its subsidiary. With the substantial assistance of the Non-Insider Defendants, each of the Insider Defendants breached their fiduciary duties of care, loyalty and candor to SFG by, (i) causing SFG to enter into numerous insider transactions that were detrimental to SFG and beneficial to the Insider Defendants; (ii) distorting the true financial condition of SFG in financial statements and other publicly circulated documents; (iii) making material misrepresentations to, and/or concealing material information from Certificate Investors, other creditors of SFG, and the general public; (iv) preparing or assisting in preparing false and misleading offering memoranda and prospectuses and other documents and data provided prospective Certificate Investors; and (v) artificially prolonging SFG's life and deepening its insolvency.

     23. The Insider Defendants, with the assistance of the Non-Insider Defendants, pursued a plan and scheme to create the illusions that SFG was experiencing substantial growth and prosperity, that an investment in SFG was a safe investment, monitored and protected by the Non-Insider Defendants, and that the investment was secured by collateral of a value exceeding the amount owed. These false illusions benefited the Insider Defendants, directly and through the Insider Affiliates by, among other things, preserving their positions with, and control of, SFG to approve wages, fees, dividends to the Insider Defendants, loans and advances to the Insider Affiliates, loans to the Insider Defendants, and other transactions designed to benefit the Insider Defendants at the expense of SFG and its creditors. The creation and maintenance of these false illusions of prosperity were directly contrary to the interests of SFG, since the resulting perception facilitated the issuance of even more Investment Certificates that caused SFG's financial troubles to deepen.

     24. The basic tools used by the Insider Defendants to create and maintain the illusions were false offering memoranda and prospectuses provided to prospective Certificate Investors, as described in paragraphs 27 through 85; sham transactions with insiders that distorrted and concealed SFG's true financial condition, as described in paragraphs 86 through 119; (iii) false "Compliance Certifcates" representing that SFG had satisfied minimum collateral value requirements, as described in paragraphs 126 through 146; and "audited" financial statements that misstated SFG's financial condition, as described in paragraphs 147 through 153. Together, these tools prevented existing and prospective Certificate Investors from discovering the true condition of their investments and from taking steps to prevent further injury.
     25. Had the Insider Defendants properly discharged their fiduciary duties to SFG by avoiding improper insider transactions, by making full and adequate disclosure of the financial condition of SFG, and by fully disclosing the terms of the insider transactions, the Certificate Investors could have taken steps to prevent SFG from incurring additional indebtedness and suffering additional harm, including, if necessary, seeking an orderly liquidation or bankruptcy at a much earlier date, preserving SFG's existing assets and limiting SFG's insolvency.

     26. The illusions portrayed by the Insider Defendants could not have been perpetuated without the aid and assistance of the Non-Insider Defendants. Had the Non-Insider Defendants properly discharged their duties to SFG and Certificate Investors, existing Certificate Investors would have known the extent and nature of the Insider Defendants' personal profiteering at SFG's expense, the true financial condition of SFG and the inadequacy of the collateral for the Investment Certificates and would have taken steps to protect their investment and the remaining assets of SFG. Had the Non-Insider Defendants properly discharged their duties to SFG, prospective Certificate Investors also would have known of the financial condition of SFG and would have not undertaken an investment that, inevitably, would fail.

    B. INVESTMENT CERTIFICATE OFFERINGS
    -----------------------------------

     27. At the beginning of 1995, SFG was a small finance company with total cash of $95,677 and a net loan portfolio of $1,493,821. SFG's portfolio was pledged to secure a debt of $1,186,804, owed to an affiliate of the one- third shareholders, James Fail and Cynthia Jongewaard. SFG was required to pay this debt and an additional $225,000 to buy out these shareholders before the end of 1995. Unless SFG found a new source of financing, it would have been forced to liquidate its portfolio to pay these obligations and terminate operations.

        1. 1995 Offerings
        -----------------

     28. In response to this financial emergency, Sinclair and Robarge designed the "collateralized time certificate" investment scheme to be offered to Missouri residents. In an initial prospectus issued in January 1995, SFG proposed to issue a maximum of $1,500,000 in Investment Certificates. In July 1995, SFG commenced a second offering of Investment Certificates, up to $15,000,000.
     29. To attract investors, Robarge and Sinclair designed the Certificate Investment plan to include unusually high rates of interest -- up to 11.25% in the initial program and up to 13.95%, compounded, in subsequent programs. To attract brokers and dealers to the investment program, Robarge and Sinclair also provided for unusually high commission rates -- up to 9.9%.
     30. Robarge and Sinclair knew that these high rates would not attract sufficient investors and brokers unless the investment appeared safe and secure.
     31. To create this impression in the 1995 offerings, Robarge and Sinclair created offering memoranda that made the following representations:

            SFG would acquire sufficient new consumer installment contracts so that the Investment Certificates would be secured by either cash or consumer installment contracts with principal balances of 120% or more of the principal amount of the Investor Certificates.

            89.37% of the Investment Certificates proceeds would be used to acquire consumer installment contracts;

            Only $115,000 of the proceeds would be used for advertising costs, other overhead, and marketing expenses (excluding commission);

            SFG would maintain its own marketing and collections staff and service its own loans.

     32. Employing these representations, SFG sold a total of $6,085,971 in Investment Certificates during 1995.
     33. The 1995 offering memoranda were false and misleading. In fact, during 1995, SFG used over one-half of the proceeds for purposes not disclosed in the memoranda, including the following:

            $850,000 as a loan to Edge;

            $1,186,804 to repay the former shareholders' affiliate;

            $225,000 to buy the stock of the former shareholders;

            $394,437 for "servicing fees" to Sinclair Management;

            $59,688 for servicing fees to Robarge's affiliate;

            $142,955 as a dividend to Sinclair;

            $115,000 as personal loans to Sinclair and Robarge;

            $381,289 in other operating expenses, including $67,300 in salaries for Sinclair and his wife.

     34. At the end of 1995, SFG's interest-bearing debt had increased by over 500%, although its loan portfolio had increased by less than 300%. SFG's net operating cash flow deficit grew to almost $1 million.

        2. 1996 Offerings
        -----------------

     35. On information and belief, Trustee alleges that, by the beginning of 1996, Sinclair and Robarge knew that SFG had not and could not comply with the collateral requirements of the initial Investment Certificate offerings. Sinclair and Robarge also knew that, because of the high costs of raising funds through the Investment Certificate program (including the substantial amounts being paid to Sinclair, Robarge and the Insider Affiliates), the program required SFG to raise a greater amount of money each year to pay for the growing current operating cash shortfalls and that, eventually, insolvency and failure were inevitable.
     36. Despite their fiduciary duties to SFG, Sinclair and Robarge did not cease the doomed Investment Certificate program. Instead, they determined to raise even more funds through that program. To facilitate additional fund raising, Sinclair and Robarge caused SFG to prepare 1995 financial statements that concealed SFG's actual conditions. These financial statements obscured SFG's costs of selling Investment Certificates and materially understated the actual costs of operations, including the excessive payments and distributions to Sinclair and Robarge.
     37. To use these false financial statements as a selling tool for the Investment Certificate program, Sinclair and Robarge caused SFG to engage Harnden & Hamilton to certify the statements. When Harnden & Hamilton did so, SFG circulated the "audited" financial statements to prospective Certificate Investors.

     38. With the aid of these false financial statements and other misleading financial information, SFG continued to solicit Certificate Investors during 1996 and commenced a third offering (for $15 million) in July 1996, offering interest rates as high as 13.95% on "Jumbo Certificates" (certificates of $50,000 or more providing for interest to accrue and compound for five years).
     39. The 1996 offering memoranda contained the following representations:

            SFG would acquire sufficient new consumer installment contracts so that cash or consumer installment contracts with principal balances of 120% or more of the principal amount of the Investor Certificates would secure repayment of the Investment Certificates;

            89.37% of the proceeds would be used to acquire consumer installment contracts;

            Only $110,00 of the Investment Certificate proceeds would be used for advertising costs, other overhead and offering expenses (other than commissions;
            Sinclair's salary for 1996 would be only $61,200;

            FFTC, identified only as a New Mexico trust company, would issue a guarantee of repayment of the Investment Certificates.

     40. Employing these representations, SFG raised an additional $12,239,790 during 1996.
     41. The 1996 offering memoranda were false and misleading. In fact, during 1996 SFG used over one-third of the proceeds for purposes not disclosed in the memoranda, including the following:

            $1,350,000 as an additional loan to Edge;

            $1,158,199 for "servicing fees" to Sinclair Management, which paid $358,600 in salaries to the Sinclair's;

            $65,163 as a loan to another Sinclair affiliate company;

            $83,797 as a dividend to Sinclair;

            $978,323  in  other  operating   expenses,   including  $161,400  in
            additional salaries for the Sinclair's.

     42. The 1996 offering memoranda also failed to disclose that SFG had not complied with the requirements of the 1995 Investment Certificates that required that SFG maintain a portfolio of consumer installment contracts of a principal amount at least equal to 120% of the outstanding Investment Certificates, and that, accordingly, SFG was in default under the 1995 Investment Certificates and trust indentures.
     43. As a result of these undisclosed uses of funds, SFG's net operating cash flow deficit for 1996 soared to almost $2.6 million.

        3. 1997 Offerings
        -----------------

     44. On information and belief, Trustee alleges that, by the beginning of 1997, Sinclair and Robarge knew that SFG had not and could not comply with the minimum collateral requirements of the Investment Certificate offerings and that a continuation of the Investment Certificate program would inevitably lead to SFG's failure.
     45. Despite their fiduciary duties to SFG, the Insider Defendants did not cease the program. Instead, they determined to issue more false financial statements and more false offering memoranda. The financial statements for 1996 and the restated financial statement for 1995 - both certified by Harnden & Hamilton -- obscured SFG's costs of selling Investment Certificates and materially understated the actual costs of operations.
     46. With the aid of these false financial statements and other misleading financial information, SFG continued to solicit Certificate Investors during 1997 and commenced a fourth offering (for $15 million) in March 1997.
     47. The 1997 offering memoranda contained the following representations:

            SFG would over-collateralize the certificates by 120%;

            89.37% of the proceeds would be used to acquire consumer installment contracts;

            Only $110,000 of the Investment Certificate proceeds would be used to pay advertising costs, other overhead ando offeing expenses (other than commissions;

            FFTC would issue a guarantee of repayment of the Investment Certificates.

     48. Employing these representations, SFG raised an additional $17,992,035 during 1997.
     49. The 1997 offering memoranda were false and misleading. In fact, during 1997 SFG used over 20% of the proceeds for purposes not disclosed in the memoranda, including the following:

            $1,897,993 for "servicing fees" to Sinclair Management, which paid $619,000 in salaries to the Sinclair's and Stevens;

            $203,198 as a dividend to Sinclair;

            $1,655,795 in other operating expenses, including $208,000 in salaries for the Sinclair's and Stevens.

     50. The 1997 offering memoranda also failed to disclose that SFG had not complied with the minimum collateral requirements of the 1995 and 1996 Investment Certificates, and that, accordingly, SFG was in default under the 1995 and 1996 Investment Certificates and trust indentures.
     51. As a result of these undisclosed uses of funds, SFG's net operating cash flow deficit for 1997 grew to almost $3.3 million.

        4. March 1998 Offering
        ----------------------

     52. During 1998, the Insider Defendants continued to promote the program through false financial statements and false offering memoranda. The financial statements for 1997 and prior years -- again certified by Harnden & Hamilton -- obscured SFG's costs of selling Investment Certificates and materially understated the actual costs of operations.

     53. With the aid of these false financial statements and other misleading financial information, SFG commenced a fifth offering (for $50 million) in March 1998.
     54. The March 1998 offering memoranda contained the following representations:

            SFG would over-collateralize the certificates by 120% in installment contracts and loans or 100% by cash and real estate loans;

            91.77% of the proceeds would be used to acquire consumer installment contracts;

            Only $365,000 of the Investment Certificate proceeds would be used for advertising costs, other overhead, and offering expenses (other than commissions;

            Salaries for Sinclair and Stevens would total only $222,400 in 1998;

            FFTC or Sinclair Bank & Trust would issue a guarantee of repayment of the Investment Certificates;

            To provide additional protection for Certificate Investors, SFG would establish a cash Reserve Account with the guarantor equal to 10% of the amount of Investment Certificates issued.

     55. Using these representations, SFG raised an additional $12,591,324.81 between March 1 and October 18, 1998.

     56. The March 1998 offering memoranda were false and misleading. In fact, during 1998 SFG used over 50% of the proceeds for purposes not disclosed in the memoranda, including the following:

            $925,286 for "servicing fees" to Sinclair Management, which paid $817,500 in salaries to the Insider Defendants

            $116,084 for "servicing fees" to Edge;

            $1,100,000 for an additional loan to Sinclair Management;

            $2,256,361 for additional advances to Sinclair Management,;

            $264,411 for an advance to Sinclair Realty Company, an affiliate of Sinclair;

            $320,831 for an advance to Sinclair Bank & Trust, another affiliate of Sinclair;
            $800,000 for an additional loan to Sinclair;

            $400,000 for a loan to Stevens;

            $268,511 as a dividend to Sinclair;

            $2,628,353  in  other  operating  expenses,   including   additional
            salaries for the Insider Defendants.

     57. Despite the representations in the 1998 offering memoranda, the Insider Defendants did not create a cash Reserve Account with FFTC and instead retained the funds for such Reserve Account for ordinary operating expenses and acquisition of loans.

     58. The 1998 offering memoranda also failed to disclose that SFG had not complied with the minimum collateral value requirements of the 1995, 1996 and 1997 Investment Certificates, and that, accordingly, SFG was in default under the 1995, 1996 and 1997 Investment Certificates and trust indentures.
     59. By the end of 1998, SFG had ceased to be primarily a consumer financing company. Instead, more than half of SFG's balance sheet assets consisted of loans and advances to the Insider Defendants and their affiliates and paper assets -- deferred issuance costs, "pre-paid servicing fees," and other pre-paid expenses -- that would be of no value to SFG's creditors in the event of default.

        5. October 1998 Offering
        ------------------------

     60. From October 1998 through October 1999, the Insider Defendants continued to promote the program through false financial statements and false offering memoranda. The financial statements for 1998 and prior years again obscured SFG's costs of selling Investment Certificates and materially understated the actual costs of operations.
     61. With the aid of these false financial statements and other misleading financial information, SFG continued its prior offerings and commenced an offering (for $75 million) in October 1998.

     62.  The  October  1998   offering   memoranda   contained   the  following
representations:

            SFG would collateralize the certificates with eligible collateral at least equal to 100% of the amount of certificates issued;

            91.79% of the proceeds would be used to acquire consumer installment contracts;

            Offering expenses (other than commissions), advertising costs and other overhead would aggregate only $532,500;

            FFTC would issue a guarantee of repayment of the Investment Certificates;

            SFG would establish a cash Reserve Account with FFTC equal to 10% of the certificates issued to assure the existence of funds to satisfy claims of Investment Certificate holders.

            SFG would not purchase or retire any of its stock at any time a default existed under the Investment Certificates.

     63. Using these representations, SFG raised an additional $26,457,882.76 between October 18, 1998 and October 19, 1999.
     64. The October 1998 offering memoranda were false and misleading. In fact, during 1999 SFG used over 60% of the proceeds for purposes not disclosed in the memoranda, including the following:

            $962,961 for additional service fees and advances to Sinclair Management and Stevens Management; which paid $654,175 in salaries to the Insider Defendants;

            $1,425,186 for additional advances to Sinclair Management;

            $9,500,000 to fund the purchase of Sinclair's stock, as described below;

            $3,466,733 in additional operating expenses, including $298,258 in salaries to the Insider Defendants.

     65. Despite the representations in the October 1998 offering memoranda, the Insider Defendants did not create a cash Reserve Account with FFTC and instead retained the funds for such Reserve Account for ordinary operating expenses and acquisition of loans.
     66. The October 1998 offering memoranda also failed to disclose that SFG had not complied with the minimum collateral value requirements of the 1995, 1996, 1997 and March 1998 Investment Certificates, and that, accordingly, SFG was in default under the 1995, 1996, 1997 and March 1998 Investment Certificates and trust indentures.
     67. By the end of 1999, more than half of SFG's balance sheet assets consisted of loans and advances to the Insider Defendants and their affiliates and paper assets -- deferred issuance costs, "pre-paid servicing fees," other prepaid expenses, and intangibles - that would be of no value to SFG's creditors.

        6. October 1999 Offering
        ------------------------

     68. Between October 1999 and June 2000, the Insider Defendants continued to promote the program through false financial statements and false offering memoranda. The financial statements for 1998 and prior years again obscured SFG's costs of selling Investment Certificates and materially understated the actual costs of operations.

     69. With the aid of these false financial statements and other misleading financial information, SFG commenced an additional offering (for $8 million) in October 1999.
     70. The October 1999 offering memoranda contained the following representations:

            SFG would collateralize the certificates with eligible collateral at least equal to 100% of the amount of certificates issued;

            92.29% of the proceeds would be used to acquire consumer installment contracts;

            Offering expenses (other than commissions), advertising costs and other overhead would aggregate only $56,800;

            FFTC would issue a guarantee of repayment of the Investment Certificates;

            SFG would establish a cash Reserve Account with FFTC equal to 10% of the certificates issued to assure the existence of funds to satisfy claims of Investment Certificate holders.

            SFG's total assets had increased by 39% between January 1 and October 15, 1999.

            SFG realized $193,329 in income during such period.

            SFG had a positive book value of $5,000,000 as of October 15, 1999.

     71. Using these representations, SFG raised an additional $9,845,925.42 between October 18, 1999 and May 31, 2000.
     72. The October 1999 offering memoranda were false and misleading. In fact, during 1999 SFG had used over 60% of the proceeds of Investment Certificates sold during the year for purposes not disclosed in the memoranda, including the following:

            $962,961 for additional service fees and advances to Sinclair Management and Stevens Management; which paid $654,175 in salaries to the Insider Defendants;

            $1,425,186 for additional advances to Sinclair Management;

            $9,500,000 to fund the purchase of Sinclair's stock, as described below;

            $3,466,733 in additional operating expenses, including $298,258 in salaries to the Insider Defendants.

     73. Despite the representations in the 1999 offering memoranda, the Insider Defendants did not create a cash Reserve Account with FFTC and instead retained the funds for such Reserve Account for ordinary operating expenses and acquisition of loans.
     74. The October 1999 offering memoranda failed to provide any operating results for the interim period between January 1 and October 15, 1999, but did provide an unaudited balance sheet as of October 15, 1999. As a result, the October 1999 offering memoranda failed to disclose that SFG had suffered a $20 million loss in that period. The October 1999 offering memoranda also failed to disclose that over $17 million of the assets on the balance sheet were mere accounting entries created as a result of SFG's purchase of its own stock from Sinclair. The October 1999 memoranda also failed to disclose that its assets included over $5.7 million (i.e. more than the stated positive equity) in receivables from Sinclair Management, which had no assets, operations or business.

     75. The October 1999 offering memoranda also failed to disclose that SFG had not complied with the minimum collateral value requirements of the 1995, 1996, 1997 and 1998 Investment Certificates, and that, accordingly, SFG was in default under the 1995, 1996, 1997 and 1998 Investment Certificates and trust indentures.
     76. By the end of 1999, more than half of SFG's balance sheet assets consisted of loans and advances to the Insider Defendants and their affiliates and paper assets -- deferred issuance costs, "pre-paid servicing fees," other prepaid expenses, and intangibles -- that would be of no value to SFG's creditors.

        7. June 2000 Offering
        ---------------------

     77. The Insider Defendants continued to promote the program through false financial statements and false offering memoranda during 2000. The financial statements for 1999 and prior years again obscured SFG's costs of selling
Investment   Certificates  and  materially   understated  the  actual  costs  of
operations.

     78. With the aid of these false financial statements and other misleading financial information, SFG continued its prior offerings and commenced an additional offering (for $8 million) in June 2000, again using false financial statements for 1999 and prior years that substantially misstated the financial condition of SFG.
     79. The 2000 offering memoranda contained the following representations:

            SFG would collateralize the certificates with eligible collateral at least equal to 100% of the amount of certificates issued;

            92.29% of the proceeds would be used to acquire consumer installment contracts;

            Offering expenses (other than commissions), advertising costs and other overhead would aggregate only $56,800;

            FFTC would issue a guarantee of repayment of the Investment Certificates;

            SFG would establish a cash Reserve Account with FFTC equal to 10% of the certificates issued to assure the existence of funds to satisfy claims of Investment Certificate holders.

     80. Using these representations, SFG raised an additional $7,393,354.22 between June and December, 2000.

     81. The 2000 offering memoranda were false and misleading. In fact, during 2000 SFG used the proceeds for purposes not disclosed in the memoranda, including the following:

            $253,744 for service fees and advances to Stevens Management;

            $1,919,165 for other costs of operations.

     82. Despite the representations in the 2000 offering memoranda, the Insider Defendants did not create a cash Reserve Account with FFTC and instead retained the funds for such Reserve Account for ordinary operating expenses and acquisition of loans.
     83. The 2000 offering memoranda also failed to disclose that SFG had not complied with the minimum collateral requirements of the 1995, 1996, 1997, 1998 and 1999 Investment Certificates, and that, accordingly, SFG was in default under the 1995, 1996, 1997, 1998 and 1999 Investment Certificates and trust indentures.
     84. As a result of these undisclosed uses of funds and other improper transactions, and the need to pay maturing Investment Certificates, SFG was forced to dispose of substantially all its consumer installment contract portfolio in bulk sales during 2000. By the end of 2000, substantially all of SFG's balance sheet assets consisted of loans and advances to the Insider Defendants and their affiliates and paper assets -- deferred issuance costs, "pre-paid servicing fees," other pre-paid expenses, and intangibles -- that would be of no value to SFG's creditors.

        8. Cease and Desist Order and Bankruptcy Filing
        -----------------------------------------------

     85. By January 2001, the irrepressible economic realities caught up with the Insider Defendants and SFG. The Insider Defendants had run out of creative accounting sham transactions. An increasing number of Investment Certificates were maturing. The Securities Division of the State of Missouri entered a cease and desist order, enjoining SFG from further sales of Investment Certificates. All of these factors led, inevitably, to the termination of further Investment Certificate sales and the filing of these Chapter 11 proceedings in March 2001.

    C. THE SHAM TRANSACTIONS
    ------------------------

     86. As summarized above, the Insider Defendants represented in their each offering memoranda that 90% of the Investment Certificate proceeds (net of commissions) would be used to acquire consumer installment contracts or other eligible collateral. In fact, SFG used at least half of these net proceeds for other purposes, including insider transactions and marketing, advertising and operating expenses. As a result of these undisclosed uses, SFG's Investment Certificate liability grew twice as rapidly as its installment contract assets.
     87. The Insider Defendants knew that accurate disclosure of these facts would likely cause prospective Certificate Investors to cease investing in SFG and cause existing Certificate Investors to declare defaults under the
Investment Certificates and trust indentures. To avoid these results, the Insider Defendants, beginning as early as 1995 and continuing until days before the bankruptcy filing, caused SFG to enter into a series of sham transactions, intended to distort the true financial condition of SFG and to permit Insider Defendants to profiteer at the expense of SFG and its creditors. These transactions were recorded in the financial statements and records of SFG as if they were legitimate third-party transactions, even though the Insider
Defendants controlled both sides of the transactions and the transactions themselves created no benefit for SFG.

     88. The Insider Defendants used these transactions to support accounting entries on the financial statements of SFG. The Insider Defendants knew that these financial statements would be used as part of the selling materials to solicit potential Certificate Investors and that SFG would not be able to attract Certificate Investors unless these financial statements showed SFG as a sound and solvent company.
     89. The Insider Defendants also used these transactions to support Compliance Certificates furnished periodically to Colonial reporting on SFG's compliance with minimum requirements for collateral values. The Insider Defendants knew that a default would be shown under the trust indentures and Investment Certificates unless these Compliance Certificates reported collateral asset values more than the amounts specified in the Investment Certificates. The Insider Defendants also knew that, by booking these sham transactions as legitimate transactions, they could manipulate their reported collateral value.

     90. The creation of false financial reports became a regular and ongoing enterprise for the Insider Defendants beginning as early as 1995 and continuing until the filing of these bankruptcy proceedings, and many sham transactions were booked on an "as needed" basis, as Compliance Certificates and financial statements were being prepared. Some of these transactions are summarized as in the following paragraphs.

        1. Sinclair Management
        ----------------------

     91. As summarized above, each offering memoranda contained representations that substantially all of the proceeds of Investment Certificate offerings, after commissions, would be used to purchase installment contracts or other collateral assets and that only a small amount of the proceeds would be used for marketing and operating expenses. In fact, from the inception of the Certificate Investment program, SFG experienced huge advertising, marketing and other operating expenses in amounts greatly exceeding SFG's current revenues. On information and belief, Trustee alleges that Robarge and Sinclair, aided by Harnden & Hamilton, invented the Sinclair Management servicing arrangement solely to avoid disclosure of the actual operating costs.
     92. The 1995 offering memoranda (used by the Insider Defendants through June 1996) represented that "the Company maintains its own marketing and collections staff and services its own Loans." At some point in 1995 or 1996, Sinclair and Robarge realized that this direct servicing arrangement would force them to report the actual costs of operations in SFG's financial statements. To avoid these disclosures, Sinclair and Robarge caused SFG to cease servicing it own loans and pay a servicing fee to Sinclair Management so that Sinclair Management could pay a large portion of operating expenses that would not be reflected on SFG's financial statements.

     93. Under the servicing agreement, Sinclair Management "serviced" SFG's loan portfolio in exchange for a fee equal to 6.5% of each consumer installment contract or other loan in the loan portfolio. The agreement provided that the fee would be paid in advance upon the acquisition of each installment contract or loan. The advance payment feature of the servicing agreement permitted the Insider Defendants to transfer large amounts of cash from SFG to Sinclair Management to cover current operating expenses and report a small fraction of the amounts paid as current operating expenses.
     94. From the inception of the servicing agreement, the Insider Defendants knew that Sinclair Management would not have sufficient funds to supply the necessary services in the three-to-five years for which it had been paid, unless Sinclair Management continued to receive advance payments forever. The Insider Defendants also knew that SFG would be forced to pay for these subsequent year services again whenever Sinclair Management ran out of cash.

     95. In fact, the inevitable shortfall occurred by 1998, when even the advance payments to Sinclair Management were insufficient to cover operating expenses and lavish distributions to Sinclair. Accordingly, in 1998 and subsequent years, the Insider Defendants caused SFG to make "advance" payments of servicing fees and also loan and advance additional amounts to Sinclair Management as necessary to cover operating expenses. By October 1999, when Sinclair Management ceased to be used as the "servicing company," these extra loans and advances exceeded $5.3 million. As of that date, Sinclair Management had been prepaid almost $3 million to manage the existing portfolio but had no funds to provide these services over the next several years for which it had been "pre-paid."
     96. The servicing agreement with Sinclair Management was a sham, designed to push operating expenses off SFG's financial statement onto the undisclosed financial statements of Sinclair Management. Instead of reporting these ongoing operating expenses and lavish distributions to Sinclair as a part of SFG's business operations, the Insider Defendants, aided by Harnden & Hamilton, caused SFG to report most of the payments to Sinclair Management as a prepaid "asset" of SFG.
     97. The Insider Defendants continued the sham transaction and misleading financial reporting even after the advance payments became insufficient and millions more were needed to cover operating expenses. At that point, the Insider Defendants caused SFG to pay Sinclair Management whatever was necessary to maintain operations and recorded these payments as "loans," and "advances." These "advances" were then recorded as receivables on SFG's book and were reflected, without reserves, as eligible collateral assets on Compliance Certificates.

     98. On information and belief, Trustee alleges that the Insider Defendants knew that the accounting treatment of the servicing agreement and advances to Sinclair Management was false and misleading and served no legitimate purpose. Despite this knowledge, the Insider Defendants continued the practice solely to conceal the actual operating costs and to overstate the collateral available for the Investment Certificates.

        2. P.R. Edge
        ------------

     99. In 1995, Sinclair and Robarge caused SFG to enter into a line of credit with Edge, agreeing to loan up to $2.2 million to Edge to acquire installment contracts. Prior to the loan, Edge had no assets or business operations, and throughout its existence, Edge conducted no business that was not 100% financed by SFG. Despite the lack of substance to Edge, this insider loan was reflected on SFG's books at face value without reserve.
     100. For SFG's 1997 financial statement, Robarge and Sinclair created a sham transaction between Edge and SFG to benefit Robarge personally and to distort SFG's financial statements. Previously in 1996, Sinclair and Robarge caused SFG to loan $275,000 to Robarge personally, without collateral and without requiring periodic payments. The Insider Defendants did not want to report this personal loan on SFG's 1997 financial statements. To avoid this disclosure and distort Edge's financial insufficiency, Robarge transferred Edge's loan portfolio, all of which had been acquired with SFG's loans, to SFG at a substantial mark-up from Edge's costs. Robarge and Sinclair then caused SFG to credit this purchase to the payment of the Edge loan and the Robarge personal receivable. Finally, Robarge and Sinclair caused SFG to make a new loan to Edge for $1,150,000. This new loan was reflected in an unsecured promissory note without interest payable over five years. A principal balance of $430,000 remains unpaid on this "note" as of the Petition Date.

     101. As a result of this series of transactions, Robarge's personal loan was paid off at no cost to him. SFG booked the acquired loans at an artificially established purchase price, thereby creating an instant mark-up in the represented collateral value of its loan portfolio.
     102. In September, 1999, while Edge still owed $750,000 on the unsecured promissory note, the Insider Defendants caused SFG to enter into an additional "line of credit" for $2,500,000. The new "note" required no payments of principal and interest for three years, did not require any principal payments for five years, and permitted installment payments of principal to stretch until the end of 2005.
     103. SFG advanced Edge $1,000,000 in 1999 and an additional $1,000,000 in 2000 under this new line of credit. Edge still owed $2,000,000 under this line of credit until February 2001, when Edge sold the consumer installment contracts that secured this loan to Sinclair National Bank and used the proceeds to pay the note down to $585,225.16. This amount remains unpaid as of the Petition Date.

     104. The sham loans and transactions with Edge permitted the Insider Defendants to profiteer at SFG's expenses and also permitted them to record fictitious gains and inflated collateral values, without reserves.

        3. Office Land Purchase
        -----------------------

     105. In 1997, Sinclair determined to build a new office facility for SFG. Sinclair located a site for the office and acquired the property in his own name. Sinclair then "contributed" the land to SFG at its appraised fair market value of $2,198,000 even though Sinclair had paid substantially less for the property.
     106. This transaction was a sham. The property was acquired solely for the benefit of SFG and should have been recorded in SFG's financial records based on the purchase price paid for the property.
     107. The office land "contribution" permitted the Insider Defendants to report the office building on its financial statements and collateral Compliance Certificates at an amount greatly in excess of its actual cost and true, sale value.

        4. Canadian Financial Venture
        -----------------------------

     108. Beginning in May 1999, the Insider Defendants manufactured a transaction by which SFG "sold" approximately $3.3 million in consumer installment contracts to Canadian Financial in exchange for a $6.8 million promissory note from Canadian Financial secured solely by the installment contracts. Canadian Financial had no assets, liabilities, facilities, employees or operations at the time of the transaction and had never conducted any business prior to the "sale." Canadian Financial was not required to make any payments on the note except from collections of the sold installment contracts, which SFG continued to service. SFG retained the right to retain all of the collections from the contract and substitute new installment contracts to be included in the "sale."

     109. This transaction had no substance. SFG retained the investment contracts and continued to receive all collections from them. Canadian Financial paid nothing for the contracts and was not obligated to make payments except from collections and at maturity in 2007, by which time all of the contracts would have been either paid off or written off.
     110. Despite the complete lack of any substance, the Insider Defendants, aided by Harnden & Hamilton, booked this transaction so that the $3.3 million in consumer investment contracts were replaced on SFG's book with the $6.8 million promissory note, creating a paper gain of $3.5 million for SFG's already overstated balance sheet.
     111. On information and belief, the Trustee alleges that the Insider Defendants caused SFG to enter into this transaction for the sole purpose of misstating SFG's financial condition and misleading existing and prospective Certificate Investors. The Insider Defendants used the paper "gain" created by this transaction to conceal the huge losses SFG actually experienced in 1999. Additionally, the $6.8 million promissory note bloated the calculation of the Certificate Investor's collateral and, with other sham transactions, permitted the Insider Defendants and Hamilton & Harnden to prepare false and misleading Compliance Certificates.

        5. SFG Stock Sale
        -----------------

     112. In the second half of 1999, the Insider Defendants caused SFG to enter into another sham transaction, in which Sinclair purported to sell his stock in SFG to SFG and Stevens for $14,500,000. Pursuant to this transaction, SFG transferred $9,500,000 in valuable assets to Sinclair. Stevens gave Sinclair an unsecured promissory note for the balance of the purchase price, even though the parties understood that note would never be paid.
     113. The Insider Defendants initially created a written stock sale agreement in July 1999, calling for a $9.5 million purchase price. The Insider Defendants used this agreement to support SFG's payment in July of $5 million in cash to Sinclair. The Insider Defendants re-documented the transaction in October and increased the purchase price to $14.5 million.
     114. The stock sale transaction created no benefit to SFG or its creditors and cost SFG $9,500,000 in assets, consisting of $5 million in cash, $3.7 million in consumer installment contracts secured by mobile homes, and $800,000 in the cancellation of Sinclair's personal promissory note owed to SFG. Despite the deleterious effect on SFG, the Insider Defendants aided by Harnden & Hamilton, used the transaction to create over $17 million in new paper assets for SFG, thus further bloating SFG's balance sheet.

     115. On information and belief, Trustee alleges that the Insider Defendants caused SFG to enter into the stock sale transaction solely to enrich Sinclair and to create book entries that further misstated the financial condition of SFG. The Insider Defendants, aided by Harnden & Hamilton, reflected the stock sale on the books of SFG as if it represented a legitimate third-party purchase of stock by SFG and as if the stock was actually worth the purported $14,500,000 purchase price. Based upon a gross distortion of generally accepted accounting principles, SFG's balance sheet assets were increased by $17 million in "intangible assets."
     116. The stock sale transaction permitted Sinclair to pocket $9,500,000 for his stock in an insolvent company. Additionally, this transaction and the Canadian Financial transaction described previously, together, permitted the Insider Defendants to conceal $20 million in losses suffered by SFG in the first 10 months of 1999.

        6. Eagle Acceptance Sale
        ------------------------

     117. In March 2000, the Insider Defendants faced reporting SFG's insolvency by virtue of losses from seriously delinquent consumer installment contracts. Even under the lax standard applied by SFG before requiring that an account be written off as uncollectible, SFG had accumulated $3,950,000 in face amount consumer contracts that had to be written off.

     118. The Insider Defendants avoided the reporting of these write-offs by selling the seriously delinquent accounts to Eagle Acceptance Corporation, an Arizona entity owned, or previously owned, by Doug Hamilton, one of two principals in Harnden & Hamilton. On information and belief, Plaintiff alleges that Eagle Acceptance had no assets or business aside from this transaction. The entire purchase price of $1,650,000 was financed by Eagle Acceptance's promissory note that required no payments of principal or interest for eight years. SFG never, in fact, transferred the contract files to Eagle and SFG continued to service the accounts as if no sale had occurred. Eagle made no payment on any portion of the purchase price.
     119. The transaction with Eagle had no economic substance and was designed solely to avoid the recognition of losses from these contracts.

        7. Spartan Finance Company
        --------------------------

     120. As discussed in paragraphs 91 et seq., the Insider Defendants established a sham servicing fee transaction between Sinclair Management and SFG to conceal SFG's actual operating costs and to overstate SFG's financial condition. By the time of the stock sale in October 1999, these sham transactions had resulted in the booking of over $5.3 million in advances to Sinclair Management as well as over $3 million in prepaid servicing fees that, according to SFG's financial statement, were refundable upon termination of the servicing agreement. As a result of these accounting entries, SFG's bloated balance sheet included over $8.3 million payable by Sinclair Management to SFG.

     121. After the stock sale transaction, the Insider Defendants caused SFG to terminate the Sinclair Management servicing agreement and to enter into an identical sham arrangement with Stevens Management. As a result, Sinclair Management was left with virtually no assets, no business operations, and no possible source to pay the $8.3 million owed to SFG. These circumstances clearly required SFG to write-off the Sinclair Management debt and this write-off alone would result in a negative equity on SFG's balance sheet. To avoid this disclosure, the Insider Defendants caused SFG to enter into another sham transaction, this time with Spartan Finance.
     122. In May 2000, the Insider Defendants created a complicated series of transactions designed solely to avoid writing off the Sinclair Management debt on SFG's books. First, Sinclair "contributed" the sham $5 million note from Stevens - given to Sinclair in the stock transaction -- to Sinclair Management to create an appearance of some asset value in Sinclair Management, even though Sinclair never expected Stevens to pay the note and Stevens had no intention of making any payments on the note. Next, Robarge caused Spartan Finance to acquire Sinclair's stock in Sinclair Management by providing for Spartan Finance to assume liability for Sinclair Management's obligations to SFG. Prior to this "assumption," Spartan Finance had no assets and no business, and no ability to pay any portion of the $8,3 million assumed liability. Finally, to create an appearance of substance for Spartan Finance, the Insider Defendants caused SFG to enter into a "forward purchase commitment" with Spartan Finance that would permit Spartan Finance to purchase installment contracts from SFG on credit.

     123. This series of transactions added no value to SFG and merely meant that the uncollectible Sinclair Management debt was now owed by another entity that had no business, assets, or source of payment. Despite this complete absence of substance, the Insider Defendants caused SFG's financial statement to include the assumed Sinclair Management debt as a fully collectible loan. The scheme was completed when Harnden & Hamilton issued compliance certificates including the Spartan obligation, without provision for losses, as part of the calculation of the collateral for Investment Certificates.

        8. Computer System Sale
        -----------------------

     124. The previously described sham transactions, the Insider Defendants had prepared Compliance Certificates that purported to show the required minimum collateral values. By 2000, almost 80% of the reported collateral consisted of sham insider transactions and paper assets of no value. But, since SFG's losses continued through 2000, the Insider Defendants were continually challenged to create new "assets" by even more sham transactions.
     125. In August 2000, the Insider Defendants were able to prepare a bogus Compliance Certificate only by creating a sham sale of SFG's computer system to Stevens Management. With a purchase price of $4,284,675 -- enough to meet the collateral requirements -- Stevens Management agreed to acquire SFG's computer hardware and software. The entire purchase price was financed by SFG. At the time of the transaction, Stevens Management was already heavily indebted to SFG for prepaid service fees, loans and advances. Stevens Management had no assets or business aside from acting as servicing agent for SFG. The "sale" had no effect on the business operations of either SFG or Stevens Management. None of the hardware or software moved. None of the employees of either company changed their responsibilities or way of doing business. The only effect of the transaction was to create a $4 million "asset" on SFG's financial statement and Compliance Certificate when no asset had previously existed. No payments were ever made on this obligation.

    D. FICTITIOUS COMPLIANCE CERTIFICATES
    -------------------------------------

     126. As detailed previously, each offering memorandum represented that the Investment Certificates would be over-collateralized by specific types and amounts of SFG assets. Each Investment Certificate required that SFG provide and maintain these minimum types and amounts of collateral. Each trust indenture provided for the granting of a security interest in specified collateral and also provided that a default occurred if SFG defaulted on the commitments contained in the Investment Certificates. These minimum collateral requirements were an integral and essential part of SFG's promotion of its Certificate Investment program and were primary elements in the Insider Defendant's illusion that the Investment Certificates represented a safe and secure investment supported by adequate collateral and means of recovery.

     127. The minimum collateral requirements were of special importance to Certificate Investors who purchased longer term Investment Certificates. The Insider Defendants heavily promoted the issuance of Jumbo Certificates, causing SFG to pay both higher commissions and higher interest rates for these certificates. As a result of this heavy promotion, approximately 62% of all certificates were issued as "Jumbos."
     128. When an investor acquired a Jumbo Certificate, SFG was not required to make any payments of interest or principal for five years. Accordingly, Jumbo Certificate Investors were dependent upon SFG's long-term survival and financial growth. Certificate Investors had no management control over SFG and neither the Investment Certificates nor the trust indentures placed any material restrictions on SFG's management and operations. For example, when SFG's management decided in 1998 to alter its business operations by making "Real Estate Loans" and buying and selling consumer installment contracts in bulk sale transactions, Jumbo Certificate Investors had no ability to prevent this dramatic change in business strategies and no ability to get out of their long-term investment.
     129. The risks inherent in Jumbo Certificates were ameliorated only by the requirements in the Investment Certificates that SFG would maintain the specified minimum collateral values. Thus, if SFG management chose to change its business strategy or failed generally to maintain its assets, the minimum collateral requirements would trigger a default and entitle the Certificate Investor to require immediate payment or collection actions. Colonial's duty to monitor compliance with collateral value requirements was, therefore, of extreme importance to Certificate Investors.

     130. The specific, detailed, and frequently repeated provisions of the minimum collateral value requirements contained in the offering memoranda, certificates and trust indentures quickly became inconvenient to the Insider Defendants, since SFG could not possibly maintain the required collateral levels and still pay marketing and operating expenses and large payments to the Insider Defendants. Sham transactions were of limited assistance in meeting these standards, because these sham transactions did not create qualified and eligible collateral. With the assistance of Colonial and Harnden & Hamilton, however, the Insider Defendants overcame the inconvenience of being in default under the Investment Certificates and trust indentures by simply by rewriting the collateral value provisions, unilaterally, retroactively, and without notice to the Certificate Investors that relied upon these provisions.
     131. Despite the importance of these collateral value provisions, Colonial chose to ignore them, accepted Compliance Certificates that were facially inadequate, and failed to take action when SFG failed to maintain the required levels, particularly the levels assured to earlier investors.

        1. 1995 and 1996 Collateral Requirements
        ----------------------------------------

     132. The 1995 and 1996 Investment Certificates specified that SFG would maintain consumer installment contracts of a principal amount of at least 120% of the principal amount of Investment Certificates outstanding. The certificates permitted SFG to substitute cash or cash equivalents equal to 100% of the principal amount of Investment Certificates outstanding. The 1995 indentures required SFG to provide a Compliance Certificate within 60 days of the end of each calendar year certifying that the collateral requirement was met.
     133. On information and belief, SFG did not submit a Compliance Certificate for 1995 or 1996. If SFG had been required to submit Compliance Certificates, such certificates would have indicated that, at the end of each year, SFG was $1,500,000 and $4,700,000 short of the minimum collateral requirements.
     134. Despite these shortfalls, Colonial did not declare a default under the 1995 and 1996 trust indentures, did not notify Certificate Investors of the shortfall, and took no action to enforce remedies provided in the event of a default.
     135. On information and belief, the Trustee alleges that SFG submitted its first Compliance Certificate to Colonial as of April 30, 1997, which was accompanied by an agreed upon procedures report by Harnden & Hamilton. This Compliance Certificate stated that SFG had complied with the minimum standards, but the information provided with the Compliance Certificate demonstrated that SFG had not complied:

            The accompanying certificate included the $2,200,000 note from Edge, even though such note was not a consumer installment contract and was not eligible collateral or covered by any security interest granted in the 1995 or 1996 trust indentures.

            The certificate included $1,423,357.18 in "prepaid commissions" although such commissions were not consumer installment contracts, and, in fact, were not an asset of SFG but a mere accounting entry.

     136. If Colonial had examined  the April 30, 1997  Compliance  Certificate,
Colonial would have found that SFG was more than $3,600,000 short of the minimums required in the 1995 and 1996 certificates and indentures. Despite this shortfall, Colonial did not declare a default and did not notify the Certificate Investors of the continuing defaults.

        2. 1997 Collateral Requirements
        -------------------------------

     137. In the March 1997 Offering, the Insider Defendants lowered the collateral bar by including non-consumer loans in definition of permitted collateral. With respect to this offering, SFG was required to maintain consumer installment contracts or other loans with principal amounts of at least 120% of the amount of Investment Certificates outstanding.

     138. SFG, with the accompanying report of Harnden & Hamilton, submitted its second Compliance Certificate as of June 30, 1997. This certificate demonstrated that SFG was in default under all existing trust indentures. The Compliance Certificate suggested compliance only by using the following manipulations:

            The Certificate included the $2,200,000 Edge loan even though it was not eligible collateral under the 1995 and 1996 trust indentures, was not covered by any security interest granted to secured the 1995 and 1996 Investment Certificates, and even though Colonial had taken no steps to perfect a security interest in this note under the 1997 trust indenture.

            The Certificate included unaccrued interest charges in consumer installment contracts even though the 1995, 1996 and 1997 indentures required collateral levels to be met by the principal amounts of consumer contracts.

            The Certificate included $1,521,490.04 in unpaid commissions, even though these commissions were not an asset of SFG and were not qualified collateral under the 1995 and 1996 indentures.

            The certificate included $1,976,210 in "real property" (the contributed office building site) even though real estate was not a qualified asset and was not part of the collateral covered by any security interest given by SFG.

     139. Absent these blatant misstatements, the June 30, 1997 Compliance Certificate demonstrated that SFG was at lest $4,400,000 short in maintaining collateral requirements under the 1995, 1996 and 1997 indentures. Despite these deficiencies, Colonial failed to declare, or act upon, a default and failed to notify Certificate Investors.

        3. March 1998 Collateral Requirements
        -------------------------------------

     140. The Insider Defendants again lowered the collateral bar required for certificates issued in the March 1998 offering. The certificates for this offering required 120% coverage from consumer contracts and non-real estate commercial loans, but only 100% coverage from real estate (the office building), real estate loans (meaning, primarily mobile home loans) and cash equivalents. The certificates also specified that the value of consumer installment contracts would be based upon the "Contract Balance," which included unaccrued interest for the stated term of the contract. The trust indenture purported to grant a security interest in all such assets, but Colonial took no steps to perfect a security interest in any of the non-consumer loans or the real estate.
     141. The Insider Defendants, with Harnden & Hamilton's certification, submitted a Compliance Certificate as of June 30,1998. The certificate purported to show compliance with collateral requirements by the following improper means:

            The certificate included $2,198,000 in "real property," although no deed of trust or mortgage was granted on the property, no lien was pefected on the property, a prior lien existed on the property, and the property was not qualified or covered collateral for the 1995, 1996 or 1997 certificates.

            The certificate included an $800,000 "mortgage" from Sinclair, although no mortgage existed, no steps were taken to perfect a security interest in the note and the note was not qualified or covered collateral for the 1995 and 1996 certificates.

            The certificate included a $400,000 "mortgage" from Stevens, although no steps were taken to perfect a security interest in the mortgage and the mortgage was not qualified or covered collateral for the 1995 and 1996 certificates.

            The certificate included $2,078,329.83 in "prepaid commissions," although these commissions were not assets of SFG.

            The certificate included several million dollars in unaccrued interest under consumer installment contracts even though the 1995, 1996 and 1997 certificates required collateral minimums to be met by the principal amount of consumer installment contracts.

            The certificate included millions of dollars in loans and advances to Edge and Sinclair Management, even though these were not qualified or covered collateral under the 1995 and 1996 indentures and even though Colonial took no steps to perfect a security interest in these uncollectible assets.

     142. If Colonial had examined the Compliance Certificate, and considered only the collateral in which it had perfected security interests, Colonial would have been confronted with a shortfall -- even under the March 1998 collateral standard -- of well over $5 million. The shortfall under prior indentures, which did not cover some of the "collateral" or did not consider such collateral qualified, would have been even greater. Despite these obvious deficiencies, Colonial failed to declare, or act upon, a default and failed to inform Certificate Investors of the defaults.

        4. October 1998 and Subsequent Collateral Requirements
        ------------------------------------------------------

     143. The Insider Defendants lowered the collateral bar again in the October 1998 and subsequent offerings by reducing the required coverage to 100% from 120% on consumer and non-real estate loans. Even with this lower standard, SFG could not comply.
     144. With Harnden & Hamilton's certification, the Insider Defendants submitted a Compliance Certificate as of December 31, 1998. The certificate contained all of the misstatements and deficiencies of the June 1998 certificate and demonstrated, on its face, that SFG was millions of dollars short in actual collateral under all indentures. Nevertheless, Colonial took no action and failed to advise the investors.

     145. Thereafter, the Insider Defendants submitted Compliance Certificates as of February 28,1999, June 30, 1999, August 31, 1999, October 31, 1999,
December 31, 1999,  February 29, 2000, April 30,2000,  June 30, 2000, August 31,
2000, and October 31, 2000. All of these certificates documented the continuing deterioration of SFG''s financial condition and its increased reliance on sham transactions to generate purported collateral. A facial examination of any or all of these certificates demonstrates that SFG was millions of dollars short in valid, perfected security interests and was in default under all indentures.
     146. The October 31, 2000 report is illustrative of the obvious collateral deficiencies. The Compliance Certificate certified that "eligible" collateral aggregated $71,799,467.95, $2,518,545.96 more than the amount of Investment Certificates outstanding. As detailed in Exhibit 1 to this Complaint, over $31 million of this alleged collateral value consisted of non-assets, sham insider transactions, ineligible collateral, and collateral as to which Colonial had no perfected security interest. All of the information contained on Exhibit 1 was readily available to Colonial by examining the Compliance Certificate. Colonial, however, took no action and advised no one.

    E. FALSE FINANCIAL STATEMENTS
    -----------------------------

     147. To foster the illusion of SFG's financial success, the Insider Defendants provided prospective Certificate Investors with copies of SFG's financial statements, certified as correct by Harnden & Hamilton. Each of the financial statements were false and misleading.

        1. The 1995 Financial Statement
        -------------------------------

     148. SFG's financial statement for 1995 contained material and/or false and misleading representations for the following reasons, among others:

            The balance sheet failed to disclose $850,000 of net receivables consisted of the loan to Edge, which had no business or assets prior to the making of the loan.

            The balance sheet improperly reflected prepaid servicing fees as a $259,763 asset when, in fact, this amount had been paid to Sinclair Management to cover SFG's own current operating expenses.

            The balance sheet failed to disclose adequately that the asset labeled "deferred collateralized time certificate issuance costs" consisted solely of a deferred recognition of commission and other expenses and that such "asset" had no realizable value.

            The statement of income failed to properly report expenses  incurred
            by  SFG  and  paid  through  its  controlled   affiliate,   Sinclair
            Management.

            The entire statement failed to reflect the financial condition of SFG on a consolidated basis with Sinclair Management even though the two entities were under common control and their businesses were integrally related and interdependent.

        2. The 1996 Financial Statement
        -------------------------------

     149. SFG's financial statement for 1996 contained material and/or false and misleading representations for the following reasons, among others:

            The balance sheet failed to disclose $2,200,000 of net receivables consisted of the loan to Edge, which had no business or assets prior to the making of the loan.

            The balance sheet improperly reflected prepaid servicing fees as an $844,569 asset when, in fact, this amount had been paid to Sinclair Management to cover SFG's own current operating expenses.

            The balance sheet failed to disclose adequately that the asset labeled "deferred collateralized time certificate issuance costs" consisted solely of a deferred recognition of commission and other expenses and that such "asset" had no realizable value.

            The statement of income failed to properly report expenses  incurred
            by  SFG  and  paid  through  its  controlled   affiliate,   Sinclair
            Management.

            The entire statement failed to reflect the financial condition of SFG on a consolidated basis with Sinclair Management even though the two entities were under common control and their businesses were integrally related and interdependent.

        3. The 1997 Financial Statement
        -------------------------------

     150. SFG's financial statement for 1997 contained material and/or false and misleading representations for the following reasons, among others:

            The balance sheet failed to disclose $1,150,000 of net receivables consisted of the re-written, unsecured loan to Edge, which had no business or assets prior to the making of the loan.

            The balance sheet improperly reflected prepaid servicing fees as a $1,772,533 asset when, in fact, this amount had been paid to Sinclair Management to cover SFG's own current operating expenses.

            The balance sheet failed to disclose adequately that the asset labeled "deferred collateralized time certificate issuance costs" consisted solely of a deferred recognition of commission and other expenses and that such "asset" had no realizable value.

            The balance sheet overstated the value of SFG's office property acquired through Sinclair.

            The balance sheet failed to make any provision for loss on the Edge loan, and failed to disclose that the loan was unsecured.

            The statement of income failed to properly report expenses  incurred
            by  SFG  and  paid  through  its  controlled   affiliate,   Sinclair
            Management.

            The financial statement failed to accurately report the sham acquisition of Edge's loan portfolio.

            The financial statement failed to disclose the source of repayment of Robarge's personal loan of $275,000, namely, a "credit" from the transfer of Edge's loan portfolio.

            The entire statement failed to reflect the financial condition of SFG on a consolidated basis with Sinclair Management even though the two entities were under common control and their businesses were integrally related and interdependent.

        4. The 1998 Financial Statement
        -------------------------------

     151. SFG's financial statement for 1998 contained material and/or false and misleading representations for the following reasons, among others:

            The balance sheet failed to disclose $930,000 of net receivables consisted of the re-written, unsecured loan to Edge, which had no business or assets prior to the making of the loan. The balance sheet also failed to make adequate provision for losses for this loan to Edge, $1,200,000 loaned to Stevens and Sinclair, and $600,000 to other Sinclair affiliates.

            The balance sheet improperly reflected prepaid servicing fees as a $2,336,076 asset when, in fact, this amount had been paid to Sinclair Management to cover SFG's own current operating expenses.

            The balance sheet failed to disclose adequately that the asset labeled "deferred collateralized time certificate issuance costs" consisted solely of a deferred recognition of commission and other expenses and that such "asset" had no realizable value. The balance sheet and income statement also improperly amortized ongoing advertising expenses of $265,273.

            The balance sheet overstated the value of SFG's office property acquired through Sinclair.

            The statement of income failed to properly report expenses  incurred
            by  SFG  and  paid  through  its  controlled   affiliate,   Sinclair
            Management.

            The balance sheet failed to make provision for losses for $1,100,000 in loans, and $2,256,361 in advances to Sinclair Management.

            The footnotes to the financial statements represented that $2,265,205 in prepaid servicing fees would be "refundable . . . in the event the [servicing] agreement is terminated," but failed to disclose that Sinclair Management had no ability to make such a refund.

            The entire statement failed to reflect the financial condition of SFG on a consolidated basis with Sinclair Management even though the two entities were under common control and their businesses were integrally related and interdependent.

            The entire statement, taken as a whole, failed to disclose that SFG's viability had become wholly dependent upon extraordinary transactions with the Insider Defendants and their affiliates and that over 20% of SFG's reported balance sheet assets were either purely paper assets or insider transaction assets.

        5. The 1999 Financial Statement
        -------------------------------

     152. SFG's financial statement for the period from October 15 to December 31, 1999 contained material and/or false and misleading representations for the following reasons, among others:

            The balance sheet reflected $17,217,454 in "intangible assets" that resulted solely from the sham stock sale transaction and had no economic reality or value.

            The balance sheet improperly reflected prepaid servicing fees as an asset when, in fact, this amount had been paid to Stevens Management to cover SFG's own current operating expenses.

            The balance sheet failed to disclose adequately that the asset labeled "deferred collateralized time certificate issuance costs" consisted solely of a deferred recognition of commission and other expenses and that such "asset" had no realizable value.

            The balance sheet overstated the value of SFG's office property acquired through Sinclair.

            The balance sheet failed to make adequate provision for losses for uncollectible amounts due from Sinclair Management.

            The entire statement failed to reflect the financial condition of Sinclair Management and Stevens Management on a consolidated basis with SFG even though the two entities were under common control and their businesses were integrally related and interdependent.

     153. The partial year financial statements were, taken as a whole, completely misleading because they failed to make any disclosures as to the results of operation in the first 10 months of 1999, failed to disclose huge losses suffered during that period, and failed to disclose the specific bookkeeping entries made in connection with the stock sale that created $17 million in paper assets. If the partial year financial statements had made adequate disclosure on these matters, the following disclosures would have been made:

            The  balance  sheet  reflected  an  unsupported   $1,565,986  upward
            adjustment in the value of SFG's office building

            The balance sheet reflected an unsupported $2 million upward adjustment in the value of SFG's computer system.

            The balance sheet had restated $6 million in prepaid servicing fees and deferred issuance costs as $6 million in "intangible assets."

            The  balance  sheet  reflected   $5,000,000  in  equity  contributed
            although no equity had been contributed.

            The financial statements failed to disclose that SFG had suffered a $20 million loss in 1999 -- from operations and the stock sale transaction -- that was masked only by the creation of $20 million in paper asset adjustments.


V. FIDUCIARY DUTY BREACHES BY INSIDER DEFENDANTS

     154. The Insider Defendants breached their fiduciary duties of loyalty to SFG by entering into the transactions described above for their own individual profiteering and to the detriment of SFG and its creditors.
     155. The Insider Defendants breached their fiduciary duties of loyalty and candor by knowingly preparing false financial statements and disseminating them to prospective Certificate Investors.

     156. The Insider Defendants breached their fiduciary duty of care and loyalty by perpetuating the Investment Certificate program because of their own personal profit opportunities even though the program was, initially, and continued to be, a financial disaster for SFG.
     157. The Insider Defendants breached their fiduciary duty of care and loyalty by concealing the true financial condition of SFG from creditors and the investing public.
     158. The Insider Defendants breached their fiduciary duty of care and candor by preparing and assisting in the preparation of false compliance certificates that concealed the existence of defaults under the Investment Certificates and trust indentures.
     159. If the Insider Defendants -- or any one of them -- had complied with their fiduciary duties, the true financial condition of SFG would have been reflected in its financial statements, offering memoranda and compliance
certificates.   If  the  true  condition  had  been  so  revealed,   prospective
Certificate  Investors  would  not have  made  their  investments  and  existing
Certificate Investors would have insisted upon the exercise of their remedies and the liquidation of SFG's assets, thereby preventing SFG's deepening insolvency and artificial prolongation.


VI. ASSISTANCE FROM NON-INSIDER DEFENDANTS

     160. The illusions of SFG's financial health and the safety of the Certificate Investment program were supported and maintained by an additional illusion, namely, that the Non-Insider Defendants were independent third parties monitoring SFG's financial condition and approving of the financial disclosures being made by SFG. The Non-Insider Defendants knew that offering memoranda, financial statements and other selling materials were being furnished to existing and prospective Certificate Investors and that these materials promoted the Certificate Investment program as safe and secure. The Non-Insider Defendants also knew that this material identified them as independent sources who would be confirming the accuracy of the information and/or assuring that SFG complied with the Investment Certificates and, specifically, the maintenance of collateral levels.
     161. Each of the Non-Insider Defendants was regularly provided detailed financial information by SFG and the Insider Defendants. This information demonstrated unequivocally that (i) the Insider Defendants regularly engaged in insider transactions for their own benefit, (ii) these insider transactions were highly material to the accuracy of SFG's financial statements and compliance with collateral requirements, and (iii) SFG would be in default under the Investment Certificates and trust indentures absent the "creative accounting" employed by the Insider Defendants to report these insider transactions.
     162. Despite their knowledge of these facts and SFG's precarious financial condition, the Non-Insider Defendants continued to lend their names to the soundness of the Certificate Investment program and failed to disclose the information they had regarding these transactions and the actual financial condition of SFG. Because of the Non-Insider Defendants' express or tacit endorsements of SFG and its investment program, existing Certificate Investors took no action to declare a default and stop their losses and prospective Certificate Investors continued to invest with the belief that SFG was financially sound and that independent third parties were actively monitoring its financial condition.

    A. HARNDEN & HAMILTON
    ---------------------

     163. Harnden & Hamilton was initially employed to act as SFG's independent auditor in connection with SFG's financial statements for 1995. Harnden & Hamilton issued unqualified opinions that SFG's financial statements were prepared in accordance with generally accepted accounting principles and free of material misstatement for 1995, 1996, 1997 and 1998. Harnden & Hamilton also issued an unqualified opinion that SFG's financial statement for the period October 16 through December 31, 1999 was prepared in accordance with generally accepted accounting principles and free of material misstatement. In connection with these unqualified opinions, Harnden & Hamilton certified that it had conducted a sufficient investigation to render these opinions.
     164. Harnden & Hamilton also issued a "compilation" opinion for SFG's balance sheet as of October 15, 1999, which reported no known departures from generally accepted accounting principles.

     165. Harnden & Hamilton also prepared and signed, at various times, agreed-upon procedure reports to Colonial, certifying that SFG's Compliance Certificates were correct and that SFG was in compliance with the collateral requirements of the Investment Certificates and trust indentures. These reports and Compliance Certificates were issued approximately every sixty days from March 1997 through October 2000. In each case, Harnden & Hamilton certified that SFG had met the most recent version of the collateral requirements.
     166. Harnden & Hamilton knew that the financial statements and reports were false and misleading and failed to accurately reflect the financial condition of SFG.

    B. COLONIAL
    -----------

     167. For each of the Investment Certificate offerings made by SFG, Colonial acted as trust indenture for the benefit of the Certificate Investors. Under the trust indenture agreements and the applicable provisions of the Indenture Trust Act, Colonial was required to maintain separate trusts for each indenture and to account to the beneficiaries of each trust separately. Under each trust indenture, Colonial undertook certain duties, including duties to take enforcement actions in the event of a default, and duties to issue reports to Certificate Investors, annually and upon the occurrence of certain events.
     168. Colonial failed to perform its duties under the trust indentures. Colonial's breaches included (i) the failure to establish and maintain separate trusts, (ii) the failure to take actions upon the occurrence of defaults, and
(iii) the failure to report to Certificate Investors.

        1. Separate Trusts
        ------------------

     169. Each trust indenture provided for SFG to grant a security interest to Colonial in "Collateral," as defined in the trust indenture. Each trust indenture prohibited releases of the Collateral unless the collateral remaining satisfied the minimum level of collateral value specified in the Investment Certificate and the trust indenture. Each trust indenture also provided that a default under the Investment Certificate's collateral requirement would be a default under the trust indenture. Finally, each trust indenture required Colonial to take enforcement actions if an Event of Default occurred.
     170. The Insider Defendants and Colonial ignored the requirement for separate trusts and ignored the specific requirements for minimum collateral. Instead, Colonial administered all the trusts as one trust and treated its security interest as one interest securing payment of all certificates. As a result, the collateral position of an existing trust would be diluted by each new trust as an undivided interest in the collateral was conveyed to each new trust as it was created.

        2. Collateral Maintenance Defaults
        ----------------------------------

     171. The Insider Defendants took full advantage of Colonial's failure to establish and maintain separate trusts. When SFG could not comply with the existing collateral requirements, the Insider Defendants simply changed the definitions and lowered the collateral bar for the next trust. Colonial would then ignore the more stringent collateral requirements of the earlier trusts and would permit transfers of collateral and fail to declare a default under the previous trusts because of the lesser standard of the newer trusts.

     172. If Colonial had maintained separate trusts and applied the separate collateral requirements for each trust, SFG's failure to maintain collateral levels would have resulted in a declaration of an event of default, which, in turn, would have alerted existing and prospective Certificate Investors to SFG's deteriorating financial condition. If Colonial had alerted Certificate Investors to these defaults, investors could have take actions to force an earlier liquidation of SFG's portfolio and thus avoided SFG's deepening insolvency.

        3. Investor Reports
        -------------------

     173. Pursuant to the terms of the indentures and the Trust Indenture Act, Colonial was required to issue annual reports to Certificate Investors describing, inter alia, any transfers, releases or changes in the collateral held by it and any additional indentures created. Additionally, under the trust indentures, Colonial was required to advise Certificate Investors of the existence of defaults, so that the Certificate Investors could vote on actions to be taken.
     174. Colonial never advised existing Certificate Investors of the creation of additional offerings and additional indentures. Colonial never advised Certificate Investors that their collateral positions were consistently being transferred, released and diluted by SFG's issuance of new certificates. Colonial never advised Certificate Investors of the existence of defaults under the trust indentures.

     175. Because Colonial failed to provide any information to Certificate Investors, investors were unaware of the dire financial circumstances of SFG and were unaware of their rights to insist on enforcement.

    C. FFTC
    -------

     176. In connection with all but one of the Certificate offerings, FFTC issued a guaranty of payment of SFG's obligations under the Investment Certificates. SFG has defaulted under the certificates and FFTC has failed to make, or proffer, any payment to any of the Certificate Investors.
     177. FFTC knew that the Insider Defendants promoted certificate investments based, in part, upon the guaranty of FFTC. FFTC knew that a regulated trust company would not likely issue a guaranty unless it had satisfied itself that the SGF was in sound financial condition and would be able to meet its obligations.
     178. FFTC also knew that Certificate Investors were told that FFTC would receive and retain a "Reserve Account" equal to 10% of the amount of certificates issued as a fund available to Certificate Investors in the event of a default by SFG.
     179. Despite its knowledge of the representations made to Certificate Investors by the Insider Defendants, FFTC, in fact, never intended to fund the guaranty it had issued. FFTC also took no steps to assure that it maintained a reserve account for Certificate Investors in the event of a default by SFG.

     180. In short, FFTC lent its name and respected position as a regulated New Mexico trust company to support the sale of Investment Certificates. FFTC did so for a fee, with full knowledge that it would be unable to satisfy even a small fraction of the obligations it had guaranteed.


VII. COUNTS

     181. As a result of the foregoing facts, Plaintiff alleges the following claims and causes of action.

    A. COUNT 1: NOTE CLAIM -- SINCLAIR MANAGEMENT
    ---------------------------------------------

     182. Plaintiff repeats and incorporates by reference the allegations contained in paragraphs 1 through 181 hereof.
     183. Sinclair Management is indebted to Plaintiff, as successor to SFG, for notes, loans, advances, and refundable, pre-paid, "servicing fees" in the amount of $6,274,675.
     184. Plaintiff has demanded payment and Sinclair Management has failed and refused to pay the amounts due.
     185. Plaintiff, as successor to SFG, is entitled to recover the sum of $6,274,675, plus applicable interest, costs and attorneys fees from Sinclair Management.

    B. COUNT 2: NOTE CLAIM -- STEVENS MANAGEMENT
    --------------------------------------------

     186. Plaintiff repeats and incorporates by reference the allegations contained in paragraphs 1 through 185 hereof.
     187. Stevens Management is indebted to Plaintiff, as successor to SFG, for notes, loans, advances, and refundable, pre-paid, "servicing fees" in the amount of $8,883,688.
     188. Plaintiff has demanded payment and Stevens Management has failed and refused to pay the amounts due.
     189. Plaintiff, as successor to SFG, is entitled to recover the sum of $8,883,688, plus applicable interest, costs and attorneys fees from Stevens Management.

    C. COUNT 3: NOTE CLAIM -- EDGE
    ------------------------------

     190. Plaintiff repeats and incorporates by reference the allegations contained in paragraphs 1 through 189 hereof.
     191. Edge is indebted to Plaintiff, as successor to SFG, for loans and advances in the aggregate amount of $2,231,445.
     192. Plaintiff has demanded payment and Edge has failed and refused to pay the amounts due.
     193. Plaintiff, as successor to SFG, is entitled to recover the sum of $2,231,445, plus applicable interest, costs and attorneys fees from Edge.

    D. COUNT 4: NOTE CLAIM -- CANADIAN FINANCE
    ------------------------------------------

     194. Plaintiff repeats and incorporates by reference the allegations contained in paragraphs 1 through 193 hereof.

     195. Canadian Finance is indebted to Plaintiff, as successor to SFG, for loans and advances in the aggregate amount of $7,683,814.
     196. Plaintiff has demanded payment and CFC has failed and refused to pay the amounts due.
     197. Plaintiff, as successor to SFG, is entitled to recover the sum of $7,683,314, plus applicable interest, costs and attorneys fees from Canadian Finance.

    E. COUNT 5: ASSUMED LIABILITY CLAIM -- SPARTAN FINANCE
    ------------------------------------------------------

     198. Plaintiff repeats and incorporates by reference the allegations contained in paragraphs 1 through 197 hereof.
     199. Spartan Finance Company has assumed liability of Sinclair Management to pay notes, loans and advances in the amount of $6,274,675.
     200. Plaintiff has demanded payment and Spartan Finance has failed and refused to pay the amounts due.
     201. Plaintiff, as successor to SFG, is entitled to recover the sum of $6,274,675, plus applicable interest, costs and attorneys fees from Spartan Finance Company.

    F. COUNT 6: NOTE CLAIM -- EAGLE
    -------------------------------

     202. Plaintiff repeats and incorporates by reference the allegations contained in paragraphs 1 through 201 hereof.
     203. Eagle is indebted to Plaintiff, as successor to SFG, for loans and advances in the aggregate amount of $3,657,897.

     204. Plaintiff has demanded payment and Eagle has failed and refused to pay the amounts due.
     205. Plaintiff, as successor to SFG, is entitled to recover the sum of $3,657,897, plus applicable interest, costs and attorneys fees from Eagle.

    G. COUNT 7: ALTER EGO CLAIM -- SINCLAIR
    ---------------------------------------

     206. Plaintiff repeats and incorporates by reference the allegations contained in paragraphs 1 through 205 hereof.
     207. During all times material hereto, Sinclair was the sole shareholder of Sinclair Management. Sinclair completely controlled and dominated Sinclair Management, its finances and policies.
     208. Sinclair exercised his complete control of Sinclair Management, and SFG, to cause Sinclair Management to receive millions of dollars that were transferred and dissipated at Sinclair's sole bidding. As a result of his control, Sinclair caused Sinclair Management to become heavily indebted and asset-less.
     209. Sinclair's control of Sinclair Management has harmed SFG and other creditors of Sinclair Management.
     210. Based on the foregoing, Plaintiff, as successor to SFG, is entitled to pierce the corporate veil of Sinclair Management and hold Sinclair personally liable for the indebtedness of Sinclair Management.
     211.  Plaintiff  is  entitled to recover  from  Sinclair  all amounts  owed
Plaintiff by Sinclair Management, including the amounts stated above, plus applicable interest, costs and attorneys fees from Sinclair.

    H. COUNT 8: ALTER EGO CLAIM -- ROBARGE
    --------------------------------------

     212. Plaintiff repeats and incorporates by reference the allegations contained in paragraphs 1 through 211 hereof.
     213. During all times material hereto, Robarge was the sole shareholder of Edge, Canadian Finance and Spartan Finance.. Robarge completely controlled and dominated each such corporation and their respectives finances and policies.
     214. Robarge exercised his complete control of these corporations to cause them to borrow funds, enter into sales transactions, and incur liabilities to SFG well beyond their capacity to repay. Robarge used the corporations, and each of them, as tools to funnel funds and assets from SFG in violation of his fiduciary duties to SFGf and to obstruct SFG and its creditors from pursuing recovery against Robarge for such improper loans and transfers. As a result of his control, Robarge caused the corporations to become heavily indebted and asset-less.
     215. Robarge's control of these corporations has harmed SFG, and its successors, as creditors of such corporations.
     216. Based on the foregoing, Plaintiff is entitled to pierce the corporate veil of Edge, Canadian Finance, and Spartan Finance, and each of them, and hold Robarge personally liable for the indebtedness of such corporations, including those described above.

    I. COUNT 9: ALTER EGO CLAIM -- STEVENS
    --------------------------------------

     217. Plaintiff repeats and incorporates by reference the allegations contained in paragraphs 1 through 216 hereof.
     218. During all times material hereto, Stevens was the sole shareholder of Stevens Management. Stevens completely controlled and dominated Stevens Management, its finances and policies.
     219. Stevens exercised his complete control of Stevens Management to cause Stevens Management to borrow funds and incur liabilities to SFG well beyond its capacity to repay. Stevens used Stevens Management as a tool to funnel funds and assets from SFG in violation of his fiduciary duties to SFG and to obstruct SFG and its creditors from pursuing recovery against Stevens for such improper loans and transfers. As a result of his control, Stevens caused Stevens Management to become heavily indebted and asset-less.
     220. Stevens' control of Stevens Management has harmed SFG, and its successors, as creditors of Stevens Management.
     221. Based on the foregoing, Plaintiff is entitled to pierce the corporate veil of Stevens Management and hold Stevens personally liable for the indebtedness of Stevens Management as described herein.

    J. COUNT 10: FIDUCIARY DUTY CLAIM -- INSIDER DEFENDANTS
    -------------------------------------------------------

     222. Plaintiff repeats and incorporates by reference the allegations contained in paragraphs 1 through 221 hereof.

     223. The Insider Defendants, and each of them, had a fiduciary relationship with, and owed fiduciary duties to, SFG.
     224. As described herein, the Insider Defendants, and each of them, breached their fiduciary duties by, among other things, engaging in the insider transactions described above for their personal benefit and at the expense of SFG.
     225. As a direct and foreseeable result of Insider Defendants' breaches of their fiduciary duties, SFG has suffered losses on these insider transactions to the extent the Insider Affiliates fail to repay the amounts received by them and Sinclair fails to repay the $9,500,000 received by him in the stock transfer.
     226. Plaintiff is entitled to judgment against the Insider Defendants, jointly and severally, for all amounts owed to SFG by the Insider Affiliates and for the $9,500,000 paid to Sinclair.

    K. COUNT 11: FIDUCIARY DUTY CLAIM -- INSIDER DEFENDANTS
    -------------------------------------------------------

     227. Plaintiff repeats and incorporates by reference the allegations contained in paragraphs 1 through 226 hereof.
     228. The Insider Defendants, and each of them, had a fiduciary relationship with, and owed fiduciary duties to, SFG.
     229. As described herein, the Insider Defendants, and each of them, breached their fiduciary duties by creating sham transactions, prepaing and disseminating false financial information, and otherwise concealing the true financial condition of SFG, thereby artificially prolonging SFG's existence and operations, to SFG's detriment..

     230. As a direct and foreseeable result of Insider Defendants' breaches of their fiduciary duties, SFG has suffered losses in the amounts of additional losses suffered during the period that SFG continued to exist and incur great indebtedness.
     231. Plaintiff is entitled to judgment against the Insider Defendants, jointly and severally, for damages in the amount of at least $40,000,000.

    L. COUNT 12: AIDING AND ABETTING -- INSIDER DEFENDANTS
    ------------------------------------------------------

     232. Plaintiff repeats and incorporates by reference the allegations contained in paragraphs 1 through 231 hereof.
     233. Each of the Insider Defendants had a fiduciary relationship with and owed fiduciary duties to SFG.
     234. The Insider Defendants, and each of them, breached their fiduciary duties to SFG as alleged herein.
     235. The Insider Defendants, and each of them, knew that each of the other Insider Defendants breached their respective fiduciary duties as alleged herein.
     236. The Insider Defendants, and each of them, provided substantial assistance to each of the other Insider Defendants in breaching their respective duties to SFG by, among other things, aiding and abetting, participating in, approving, and/or assisting in their mismanagement, insider transactions, dissemination of false and misleading information, and other wrongful conduct.

     237. As a direct and proximate result of the Insider Defendants' substantial assistance in these breaches of fiduciary duties, SFG was damaged in an amount of at least $40,000,000.
     238. Plaintiff is entitled to judgment against the Insider Defendants, jointly and severally, for the damages resulting from the misconduct of all Insider Defendants, as set forth above.

    M. COUNT 13: NEGLIGENT MISREPRESENTATION -- INSIDER DEFENDANTS
    --------------------------------------------------------------

     239. Plaintiff repeats and incorporates by reference the allegations contained in paragraphs 1 through 238 hereof.
     240. Sinclair and Robarge, and each of them, participated in or made each of the misrepresentations and omissions as alleged herein. Stevens participated in or made each of the misrepresentation and omissions after July 1997, as alleged herein.
     241. Each of the misrepresentations and omissions related to then existing material facts.
     242.  Each  of  these   misrepresentations  and  omissions  was  false  and
misleading.
     243. The Insider Defendants, and each of them, made all misrepresentations and omissions described herein for personal profit and gain.

     244. The Insider Defendants knew that existing and prospective Certificate Investors would rely upon these false and misleading misrepresentations and omissions.
     245. The Insider Defendants, and each of them, made each false and misleading representation and omission for the purpose of inducing existing and prospective Certificate Investors to rely upon them.
     246. The existing and future Certificate Investors were unaware of the falsity of the misrepresentations and omissions.
     247. As a direct result of these misrepresentations, SFG's corporate existence was artificially prolonged and its insolvency deepened.
     248. Plaintiff is entitled to judgment against the Insider Defendants in the amount of at least $40,000,000.

    N. COUNT 14: AIDING AND ABETTING -- NON-INSIDER DEFENDANTS
    ----------------------------------------------------------

     249. Plaintiff repeats and incorporates by reference the allegations contained in paragraphs 1 through 248 hereof.
     250. Each of the Insider Defendants had a fiduciary relationship with and owed fiduciary duties to SFG.
     251. Each of the Insider Defendants breached their fiduciary duties.
     252. The Non-Insider Defendants, and each of them, breached their respective duties to SFG by, among other things, misrepresenting and concealing SFG's true financial condition and activities and by concealing the existence of material defaults under the Investment Certificates and trust indentures.

     253. Each of the Non-Insider Defendants provided substantial assistance to the Insider Defendants in breaching their respective fiduciary duties by, among other things, aiding and abetting the Insider Defendants in their improper activity, profiteering on insider transactions, and concealing SFG's true financial condition.
     254. As a direct and proximate result of the Non-Insider Defendants' substantial assistance in these breaches of fiduciary duty, SFG's life was artificially prolonged and its insolvency deepened.
     255. Plaintiff is entitled to judgment against the Non-Insider Defendants, jointly and severally, in an amount of at least $40,000,000.

    O. COUNT 15: PROFESSIONAL MALPRACTICE -- HARNDEN & HAMILTON
    -----------------------------------------------------------

     256. Plaintiff repeats and incorporates by reference the allegations contained in paragraphs 1 through 255 hereof.
     257. Harnden & Hamilton served as SFG's outside, independent certified public accounting firm from 1995 through 2000.
     258. Harnden & Hamilton owed a duty to SFG to render accounting and auditing services to SFG with competence and diligence, consistent with the ethical requirements and standards of care of the accounting profession, including, but not limited to, those set forth in GAAS, and to make complete and accurate disclosure of material facts and issues relating to these services.

     259. Harnden & Hamilton breached its duty of care owed SFG as described herein.
     260. As a direct and proximate result of Harnden & Hamilton's negligence, SFG's life was artificially prolonged and SFG's insolvency was deepened.
     261. Plaintiff is entitled to judgment against Harnden & Hamilton for damages of at least $40,000,000.

    P. COUNT 16: NEGLIGENT MISREPRESENTATION -- HARNDEN & HAMILTON
    --------------------------------------------------------------

     262. Plaintiff repeats and incorporates by reference the allegations contained in paragraphs 1 through 261 hereof.
     263. Harnden & Hamilton participated in or made each of the misrepresentations and omissions as alleged herein.
     264. Each of the misrepresentations and omissions related to then existing material facts.
     265.  Each  of  these   misrepresentations  and  omissions  was  false  and
misleading.
     266. Harnden & Hamilton made all misrepresentations and omissions described herein for personal profit and gain.
     267. Harnden & Hamilton knew that the Insider Defendants were acting in their own personal interest and not in the interest of SFG and, accordingly, knew that the financial statements and records of SFG had been altered and distorted and that representations based on such records were not authorized by SFG.

     268. Harnden & Hamilton knew that existing and prospective Certificate Investors would rely upon these false and misleading misrepresentations.
     269. Harnden & Hamilton made each false and misleading representation and omission for the purpose of inducing existing and prospective Certificate Investors to rely upon them.
     270. The existing and future Certificate Investors were unaware of the falsity of the misrepresentations and omissions.
     271. As a direct result of these misrepresentations, SFG's corporate existence was artificially prolonged and its insolvency deepened.
     272. Plaintiff is entitled to judgment against Harnden & Hamilton in the amount of at least $40,000,000.

    Q. COUNT 17: CONTRACT CLAIM -- COLONIAL
    ---------------------------------------

     273. Plaintiff repeats and incorporates by reference the allegations contained in paragraphs 1 through 272 hereof.
     274. Colonial entered into written trust indenture agreements with SFG.
     275. Colonial breached its contractual duties under the trust indentures, including its duty of good faith and fair dealing by, among other things, failing to examine the Compliance Certificates, failing to apply the collateral standards set forth in the trust indentures, failing to establish and maintain separate trusts, failing to obtain and perfect security interests in the collateral described in the Investment Certificates and trust indentures, failing to declare defaults for inadequate collateral, permitting transfers of the collateral in violation of the trust indentures, and failing to report to Certificates Investors as required by the trust indentures and the Trust Indenture Act.

     276. Colonial knew that the Insider Defendants were acting on their own interest adverse to SFG in submitting false and misleading Compliance Certificates to Colonial and in improperly altering the collateral requirements imposed by existing indenture agreement and Investment Certificates. Accordingly, Colonial was not entitled to rely upon the representations made by the Insider Defendants.
     277. SFG was damaged by Colonial's breaches because such breaches artificially prolonged SFG's life and thereby deepened its insolvency.
     278. Plaintiff is entitled to judgment against Colonial in the amount of at least $40,000,000.

    R. COUNT 18: FRAUDULENT TRANSFER -- SINCLAIR MANAGEMENT
    -------------------------------------------------------

     279. Plaintiff repeats and incorporates by reference the allegations contained in paragraphs 1 through 278 hereof.
     280. Between January 1, 1997 and October 19, 1999, SFG transferred the sum of $8,567,787 to Sinclair Management, in cash, as "servicing fees," loans and advances.

     281. At the time each payment, SFG knew that the transaction would be detrimental to SFG creditors in that SFG was transferring assets to sustain Sinclair Management and its shareholder at no benefit to SFG.
     282. At the time of each payment, SFG intended to hinder and defraud creditors by using the payments to perpetuate a false financial picture and by dissipating a substantial portion of SFG's assets.
     283. SFG's existing creditors include one or more investors who were creditors at the time of each such payment.
     284. Based on the foregoing, the payments constitute fraudulent transfers as to SFG's creditors pursuant to Mo. Rev. Stat. section 428.024.1(1).
     285. SFG's creditors would be entitled to avoid each such payment pursuant to section 428.039.1(1).
     286. Pursuant to the foregoing, the Trustee is entitled to avoid the transfers pursuant to section 544(b) of the Bankruptcy Code.
     287. Pursuant to section 550(a)(1) of the Bankruptcy Code, the Trustee may recover, for the benefit of the estate, the value of all such payments from Sinclair Management, as the initial transferee of such payments.
     288. Plaintiff is entitled to a judgment against Sinclair Management voiding the payments, loans and advances and requiring Sinclair Management to return $8,567,787 to Plaintiff.

    S. COUNT 19: FRAUDULENT TRANSFER -- SINCLAIR MANAGEMENT
    -------------------------------------------------------

     289. Plaintiff repeats and incorporates by reference the allegations contained in paragraphs 1 through 288 hereof.
     290. Between January 1, 1997 and October 1999, SFG paid $8,567,787 in cash to Sinclair Management, as servicing fees, loans and advances.
     291. SFG received no reasonably equivalent value as a result of the payments.
     292. At the time of each payment, SFG was insolvent.
     293. At the time of each payment, SFG was engaged in a business for which its remaining property was an unreasonably small capital.
     294. At the time of each payment, SFG intended to incur debts that would be beyond SFG's ability to pay as such debts matured.
     295. Based on the foregoing, the payments constitute fraudulent transfers as to SFG's creditors pursuant to Mo. Rev. Stat. sections 428.024.1(2) and 428.029.1.
     296. SFG's creditors would be entitled to avoid each such payment pursuant to section 428.039.1(1).
     297. Pursuant to the foregoing, the Trustee is entitled to avoid each such payment pursuant to section 544(b) of the Bankruptcy Code.
     298. Pursuant to section 550(a)(1) of the Bankruptcy Code, the Trustee may recover, for the benefit of the estate, the value of all such payments and transfers from Sinclair Management, who was the initial transferee.

     299. Plaintiff is entitled to a judgment against Sinclair Management voiding the payments and requiring Sinclair Management to return $8,567,857 to Plaintiff.

    T. COUNT 20: FRAUDULENT TRANSFER -- STEVENS MANAGEMENT
    ------------------------------------------------------

     300. Plaintiff repeats and incorporates by reference the allegations contained in paragraphs 1 through 299 hereof.
     301. Between October 1999 and the Petition Date, SFG paid $4 million to Stevens Management, as servicing fees, loans and advances.
     302. On or about February 1, 2000, SFG purported to transfer its computer software programs to Stevens Management.
     303. At the time of each payment and the computer transfer, SFG knew that the transaction would be detrimental to SFG creditors in that SFG was transferring funds and other assets to sustain Stevens Management and its shareholder at no benefit to SFG.
     304. At the time of each payment and transfer, SFG intended to hinder and defraud creditors by using the payments and the alleged sale to perpetuate a false financial picture and by dissipating a substantial portion of SFG's assets.
     305. SFG's existing creditors include one or more investors who were creditors at the time of each such payment.
     306. Based on the foregoing, the payments constitute fraudulent transfers as to SFG's creditors pursuant to Mo. Rev. Stat. section 428.024.1(1).

     307. SFG's creditors would be entitled to avoid each such payment pursuant to section 428.039.1(1).
     308. Pursuant to the foregoing, the Trustee is entitled to avoid the transfers pursuant to section 544(b) of the Bankruptcy Code.
     309. Pursuant to section 550(a)(1) of the Bankruptcy Code, the Trustee may recover, for the benefit of the estate, the value of all such payments from Stevens Management, as the initial transferee of such payments.
     310. Plaintiff is entitled to a judgment against Stevens Management voiding the payments, loans and advances and computer sale transfer and requiring Sinclair Management to return $4 million and the computer software program to Plaintiff.

    U. COUNT 21: FRAUDULENT TRANSFER -- STEVENS MANAGEMENT
    ------------------------------------------------------

     311. Plaintiff repeats and incorporates by reference the allegations contained in paragraphs 1 through 310 hereof.
     312. Between October 1999 and the Petition Date, SFG paid $4 million to Stevens Management, as servicing fees, loans and advances.
     313. On or about February 1, 2000, SFG purported to transfer its computer software programs to Stevens Management.
     314. SFG received no reasonably equivalent value as a result of the payments or the transfer.
     315. At the time of each payment and the transfer, SFG was insolvent.

     316. At the time of each payment and transfer, SFG was engaged in a business for which its remaining property was an unreasonably small capital.
     317. At the time of each payment and the transfer, SFG intended to incur debts that would be beyond SFG's ability to pay as such debts matured.
     318. Based on the foregoing, the payments and transfer constitute fraudulent transfers as to SFG's creditors pursuant to Mo. Rev. Stat. sections 428.024.1(2) and 428.029.1.
     319. SFG's creditors would be entitled to avoid each such payment pursuant to section 428.039.1(1).
     320. Pursuant to the foregoing, the Trustee is entitled to avoid each such payment pursuant to section 544(b) of the Bankruptcy Code.
     321. Pursuant to section 550(a)(1) of the Bankruptcy Code, the Trustee may recover, for the benefit of the estate, the value of all such payments and transfers from Stevens Management, who was the initial transferee.
     322. Plaintiff is entitled to a judgment against Stevens Management voiding the payments and requiring Stevens Management to return $4 million in cash and the computer software program to Plaintiff.


    V. COUNT 22: FRAUDULENT TRANSFER -- EDGE
    ----------------------------------------

     323. Plaintiff repeats and incorporates by reference the allegations contained in paragraphs 1 through 322 hereof.
     324. Between December 1997 and the Petition Date, SFG transferred $3,500,000 to Edge as purported "loans" and lines of credit.

     325. Edge has failed to repay the sum of $1,105,225.16 of such transfers.
     326. At the time of each note and each advance under these lines of credit, SFG knew that the transaction would be detrimental to SFG creditors in that SFG was transferring funds and other assets to Edge, even though Edge had no means of repaying the advances, on extended terms that were unrealistic and of little or no benefit to SFG. On information and belief, SFG alleges that these loans were intended to distort SFG's financial statements and conceal the true financial condition of SFG and the amount of funds that were being transferred from SFG to the Insider Defendants.
     327. At the time of each payment and transfer, SFG intended to hinder and defraud creditors by using the "lines of credit" to perpetuate a false financial picture and by dissipating a substantial portion of SFG's assets to the benefit of Robarge and the other Insider Defendants..
     328. SFG's existing creditors include one or more investors who were creditors at the time of each such payment.
     329. Based on the foregoing, the "lines of credit" and the advances under them constitute fraudulent transfers as to SFG's creditors pursuant to Mo. Rev. Stat. section 428.024.1(1).
     330. SFG's creditors would be entitled to avoid each such payment pursuant to section 428.039.1(1).

     331. Pursuant to the foregoing, the Trustee is entitled to avoid the transfers pursuant to section 544(b) of the Bankruptcy Code.
     332. Pursuant to section 550(a)(1) of the Bankruptcy Code, the Trustee may recover, for the benefit of the estate, the value of all such advances from Edge, as the initial transferee of such advances.
     333. Plaintiff is entitled to a judgment against Edge voiding the loans and advances and requiring Edge to repay $1,015,225.16 to Plaintiff.

    W. COUNT 23: FRAUDULENT TRANSFER -- EDGE
    ----------------------------------------

     334. Plaintiff repeats and incorporates by reference the allegations contained in paragraphs 1 through 333 hereof.
     335. Between December 1997 and the Petition Date, SFG transferred $3,500,000 to Edge as purported "loans" and lines of credit.
     336. Edge has failed to repay the sum of $1,105,225.16 of such transfers.
     337. SFG received no reasonably equivalent value as a result of the advances.
     338. At the time of each line of credit and the advances under them, SFG was insolvent.
     339. At the time of each line of credit and advances under tthem, SFG was engaged in a business for which its remaining property was an unreasonably small capital.

     340. At the time of each line of credit and advances under them, SFG intended to incur debts that would be beyond SFG's ability to pay as such debts matured.
     341. Based on the foregoing, the lines of credit and advances constitute fraudulent transfers as to SFG's creditors pursuant to Mo. Rev. Stat. sections 428.024.1(2) and 428.029.1.
     342. SFG's creditors would be entitled to avoid the lines of credit and each advance under them pursuant to section 428.039.1(1).
     343. Pursuant to the foregoing, the Trustee is entitled to avoid the line of credits and each such advance pursuant to section 544(b) of the Bankruptcy Code.
     344. Pursuant to section 550(a)(1) of the Bankruptcy Code, the Trustee may recover, for the benefit of the estate, the value of all such advances from Edge, who was the initial transferee.
     345. Plaintiff is entitled to a judgment against Edge voiding the lines of credit and the advances and requiring Stevens Management to return $1,015,225.16 to Plaintiff.

    X. COUNT 24: FRAUDULENT TRANSFER -- CANADIAN FINANCE
    ----------------------------------------------------

     346. Plaintiff repeats and incorporates by reference the allegations contained in paragraphs 1 through 345 hereof.
     347. In May 2000, SFG transferred consumer installment contracts of a value of $3,300,000 to Canadian Finance as a purported sale of such contracts.

     348. At the time of the transfer of the contracts, SFG knew that the transaction would be detrimental to SFG creditors in that SFG was transferring assets to Canadian Finance, even though Canadian Finance had no means of paying the purchase price. The sale terms - providing Canadian Finance seven years to pay the purchase price -- were unrealistic and of little or no benefit to SFG. On information and belief, SFG alleges that the purported sale was intended solely to distort SFG's financial statements and conceal the true financial condition of SFG.
     349. At the time of the purported sale and transfer of contracts, SFG intended to hinder and defraud creditors by using "sale" to record $3.5 million in unearned profit and thereby perpetuate a false financial picture and by dissipating a substantial portion of SFG's assets to the benefit of Robarge and the other Insider Defendants.
     350. SFG's existing creditors include one or more investors who were creditors at the time of each such payment.
     351. Based on the foregoing, the sale of the installment contracts constitutes a fraudulent transfer as to SFG's creditors pursuant to Mo. Rev. Stat. section 428.024.1(1).
     352.  SFG's  creditors  would be  entitled  to avoid the sale  pursuant  to section 428.039.1(1).
     353. Pursuant to the foregoing, the Trustee is entitled to avoid the sale pursuant to section 544(b) of the Bankruptcy Code.

     354. Pursuant to section 550(a)(1) of the Bankruptcy Code, the Trustee may recover, for the benefit of the estate, the value of all the installment contracts from Canadian Finance, as the initial transferee of such advances.
     355. Plaintiff is entitled to a judgment against Canadian Finance voiding the sale and requiring Edge to return to Plaintiff the contracts, and all collections from them, and/or $3,500,000, as the value of such contracts at the time of the transfer.

    Y. COUNT 25: FRAUDULENT TRANSFER - CANADIAN FINANCE
    ---------------------------------------------------

     356. Plaintiff repeats and incorporates by reference the allegations contained in paragraphs 1 through 355 hereof.
     357. In May 2000, SFG transferred consumer installment contracts of a value of $3,300,000 to Canadian Finance as a purported sale of such contracts.
     358. SFG received no reasonably equivalent value as a result of the transfer.
     359. At the time of the transfer of the ontracts, SFG was insolvent.
     360. At the time of the transfer of the contracts, SFG was engaged in a business for which its remaining property was an unreasonably small capital.
     361. At the time of the transfer of the contracts, SFG intended to incur debts that would be beyond SFG's ability to pay as such debts matured.

     362. Based on the foregoing, the purported sale of the contracts constitutes a fraudulent transfer as to SFG's creditors pursuant to Mo. Rev. Stat. sections 428.024.1(2) and 428.029.1.
     363. SFG's creditors would be entitled to avoid sale and transfer of the contracts pursuant to section 428.039.1(1).
     364. Pursuant to the foregoing, the Trustee is entitled to avoid the sale and the transfer of contracts pursuant to section 544(b) of the Bankruptcy Code.
     365. Pursuant to section 550(a)(1) of the Bankruptcy Code, the Trustee may recover, for the benefit of the estate, the value of the contracts from Canadian Finance, the initial transferee.
     366. Plaintiff is entitled to a judgment against Canadian Finance voiding the sale and transfer and requiring Canadian Finance to return the contracts and any collections from them, and/or pay to Plaintiff the sum of $3,500,000, the value of such contracts at the time of the transfer.

    Z. COUNT 26: STOCK SALE TRANSFER -- SINCLAIR
    --------------------------------------------

     367. Plaintiff repeats and incorporates by reference the allegations contained in paragraphs 1 through 366 hereof.
     368. The October 1999 stock sale constituted a transfer by SFG of $9,500,000 in cash and property to Sinclair.
     369. At the time of the transaction, SFG knew that the transaction would be detrimental to SFG creditors in that SFG transferred $9,500,000 in assets (approximately 25% of its total assets) for no value to SFG.

     370. At the time of the transaction, SFG intended to hinder and defraud creditors by using the transaction to perpetuate a false financial picture and by dissipating a substantial portion of SFG's assets.
     371. SFG's existing creditors include one or more investors who were creditors at the time of each such transaction.
     372. Based on the foregoing, the transaction and resulting transfers were fraudulent as to SFG's creditors pursuant to Mo. Rev. Stat. section 428.024.1(1)
     373. SFG's creditors would be entitled to avoid each such payment pursuant to section 428.039.1(1).
     374. Pursuant to the foregoing, the Trustee is entitled to avoid the transfers pursuant to section 544(b) of the Bankruptcy Code.
     375. Pursuant to section 550(a)(1) of the Bankruptcy Code, the Trustee may recover, for the benefit of the estate, the value of all such payments from Sinclair, as the initial transferee of such payments.
     376. Plaintiff is entitled to a judgment against Sinclair voiding the stock sale and requiring Sinclair to return $9,500,000 to Plaintiff.

    AA. COUNT 27: FRAUDULENT TRANSFER -- SINCLAIR
    ---------------------------------------------

     377. Plaintiff repeats and incorporates by reference the allegations contained in paragraphs 1 through 376 hereof.
     378. The October 1999 stock sale constituted a transfer by SFG of $9,500,000 in cash and property to Sinclair.

     379. SFG received no reasonably equivalent value as a result of the stock transaction. As a result of the transaction, SFG merely changed the identity of its sole shareholder from Sinclair to Stevens. The stock "purchased" by SFG was canceled and of no value to SFG.
     380. At the time of the stock transaction, SFG was insolvent.
     381. At the time of the stock transaction, SFG was engaged in a business for which its remaining property was an unreasonably small capital.
     382. At the time of the stock transaction, SFG intended to incur debts that would be beyond SFG's ability to pay as such debts matured.
     383. Based on the foregoing, the stock transaction was fraudulent as to SFG's creditors pursuant to Mo. Rev. Stat. sections 428.024.1(2) and 428.029.1.
     384. SFG's creditors would be entitled to avoid each such payment pursuant to section 428.039.1(1).
     385. Pursuant to the foregoing, the Trustee is entitled to avoid each such payment pursuant to section 544(b) of the Bankruptcy Code.
     386. Pursuant to section 550(a)(1) of the Bankruptcy Code, the Trustee may recover, for the benefit of the estate, the value of all such payments and transfers from Sinclair, who was the initial transferee.
     387. Plaintiff is entitled to a judgment against Sinclair voiding the stock sale and requiring Sinclair to return $9,500,000 to Plaintiff.

    BB. COUNT 28: FRAUDULENT TRANSFER -- SINCLAIR
    ---------------------------------------------

     388. Plaintiff repeats and incorporates by reference the allegations contained in paragraphs 1 through 387 hereof.
     389. On or about March 14 2001, and shortly before the filing of these chapter 11 proceedings, Sinclair and others caused SFG to transfer certain real property (the "Dallas County Property") to Sinclair. In exchange for the Dallas County Property, Sinclair agreed to pay certain pre-petition legal and expenses of SFG. Sinclair has not performed this obligation.
     390. SFG received no reasonably equivalent value as a result of the transfer of the Dallas County Property to Sinclair
     391. At the time of the transfer, SFG was insolvent.
     392. At the time of the transfer, SFG was engaged in a business for which its remaining property was an unreasonably small capital.
     393. At the time of the transfer, SFG intended to incur debts that would be beyond SFG's ability to pay as such debts matured.
     394. Based on the foregoing, the transfer of the Dallas County Property was fraudulent as to SFG's creditors pursuant to Mo. Rev. Stat. sections 428.024.1(2) and 428.029.1.
     395. SFG's  creditors  would be entitled to avoid the transfer  pursuant to section 428.039.1(1).
     396. Pursuant to the foregoing, the Trustee is entitled to avoid the transfer pursuant to section 544(b) of the Bankruptcy Code.

     397. Pursuant to section 550(a)(1) of the Bankruptcy Code, the Trustee may recover, for the benefit of the estate, the value of the Dallas County Property from Sinclair, the initial transferee, and any subsequent transferee.

    CC. COUNT 29: FIDUCIARY DUTY --INSIDER DEFENDANTS
    -------------------------------------------------

     398. Plaintiff repeats and incorporates by reference the allegations contained in paragraphs 1 through 397 hereof.
     399. Plaintiff brings this claim as assignee of the Participating Creditors
     400. From at least 1997 forward, SFG was insolvent or on the verge of insolvency.
     401. As a result of SFG's financial condition, the Insider Defendants owed fiduciary duties to the creditors of SFG.
     402. The Insider Defendants breached their duties to creditors, including the Participating Creditors, by among other things (i) profiteering from the insider transactions described herein, (ii) disseminating false and misleading information about the financial condition of SFG, and (iii) unduly prolonging the life of SFG, thereby deepening its insolvency.
     403. These breaches of fiduciary duty directly and proximately caused damage to the Participating Creditors, who would not have made their investment in SFG absent such breaches and/or would have taken action to protect their investments, such as forcing an earlier liquidation of SFG's assets.
     404. Plaintiff is entitled to judgment against the Insider Defendants for the amounts owed by SFG to the Participating Creditors.

    DD. COUNT 30: AIDING AND ABETTING - INSIDER DEFENDANTS.
    -------------------------------------------------------

     405. Plaintiff repeats and reincorporates by reference the allegations contained in paragraphs 1 through 404 hereof.
     406. Plaintiff brings this claim as assignee of the Participating Creditors
     407. From at least 1997 forward, SFG was insolvent or on the verge of insolvency.
     408. As a result of SFG's financial condition, the Insider Defendants owed fiduciary duties to the creditors of SFG.
     409. As described herein, the Insider Defendants, and each of them, breached their fiduciary duties by, among other things, engaging in the insider transactions described above for their personal benefit and at the expense of SFG.
     410. As a direct and foreseeable result of Insider Defendants' breaches of their fiduciary duties, SFG was rendered incapable of paying its obligations to the Participating Creditors, and the Participating Creditors were accordingly damaged.
     411. Plaintiff is entitled to judgment against the Insider Defendants, jointly and severally, for all amounts owed by SFG to the Participating Creditors.

    EE. COUNT 31: NEGLIGENT MISREPRESENTATION -- INSIDER DEFENDANTS
    ---------------------------------------------------------------

     412. Plaintiff repeats and incorporates by reference the allegations contained in paragraphs 1 through 411 hereof.

     413. Plaintiff brings this claim as assignee of the Participating Creditors
     414. Sinclair and Robarge, and each of them, participated in or made each of the misrepresentations and omissions as alleged herein. Stevens participated in or made each of the misrepresentation and omissions after July 1997, as alleged herein.
     415. Each of the misrepresentations and omissions related to then existing material facts.
     416.  Each  of  these   misrepresentations  and  omissions  was  false  and
misleading.
     417. The Insider Defendants, and each of them, made all misrepresentations and omissions described herein for personal profit and gain.
     418. The Insider Defendants knew that existing and prospective Certificate Investors would rely upon these false and misleading misrepresentations and omissions.
     419. The Insider Defendants, and each of them, made each false and misleading representation and omission for the purpose of inducing existing and prospective Certificate Investors to rely upon them.
     420. The existing and future Certificate Investors were unaware of the falsity of the misrepresentations and omissions.
     421. As a direct result of these misrepresentations, Certificate Investors were induced to make their investments in SFG, Certificate Investors were induced to take no action to protect their investments, and SFG's corporate existence was artificially prolonged and its insolvency deepened.

     422. As a result of the foregoing, SFG was rendered incapable of repaying the Participating Creditors and the Participating Creditors were accordingly damaged.
     423. Plaintiff is entitled to judgment against the Insider Defendants for the amount owed by SFG to the Participating Creditors.

    FF. COUNT 32: AIDING AND ABETTING -- NON-INSIDER DEFENDANTS
    -----------------------------------------------------------

     424. Plaintiff repeats and incorporates by reference the allegations contained in paragraphs 1 through 423 hereof.
     425. Plaintiff brings this claim as assignee of the Participating Creditors
     426. From at least 1997 forward, SFG was insolvent or on the verge of insolvency.
     427. As a result of SFG's financial condition, the Insider Defendants owed fiduciary duties to the creditors of SFG.
     428. Each of the Insider Defendants breached their fiduciary duties.
     429. The Non-Insider Defendants, and each of them, breached their respective duties to SFG by, among other things, misrepresenting and concealing SFG's true financial condition and activities and by concealing the existence of material defaults under the Investment Certificates and trust indentures.

     430. Each of the Non-Insider Defendants provided substantial assistance to the Insider Defendants in breaching their respective fiduciary duties by, among other things, aiding and abetting the Insider Defendants in their improper activity, profiteering on insider transactions, and concealing SFG's true financial condition.
     431. As a direct and proximate result of the Non-Insider Defendants' substantial assistance in these breaches of fiduciary duty, Certificate Investors were induced to make their investments in SFG, and were then induced to take no action to protect their investments. As a result, SFG's life was artificially prolonged and its insolvency deepened.
     432. The Participating Creditors have been damaged as a result by the loss of their investment in SFG.
     433. Plaintiff is entitled to judgment against the Non-Insider Defendants, jointly and severally, in the amount owed to the Participating Creditors.

    GG. COUNT 33: NEGLIGENT MISREPRESENTATION -- HARNDEN & HAMILTON
    ---------------------------------------------------------------

     434. Plaintiff repeats and incorporates by reference the allegations contained in paragraphs 1 through 433 hereof.
     435. Plaintiff brings this claim as assignee of the Participating Creditors
     436. Harnden & Hamilton made misrepresentations and omissions in financial statements and Compliance Certificates, as described herein.
     437. Each of the misrepresentations and omissions related to then existing material facts.

     438.  Each  of  these   misrepresentations  and  omissions  was  false  and
misleading.
     439. Harnden & Hamilton made all such misrepresentations and omissions described herein for personal profit and gain.
     440. Harnden & Hamilton knew that existing and prospective Certificate Investors would rely upon these false and misleading misrepresentations and omissions.
     441. Harnden & Hamilton made each false and misleading representation and omission with knowledge that existing and prospective Certificate Investors to rely upon them.
     442. The existing and future Certificate Investors were unaware of the falsity of the misrepresentations and omissions.
     443. As a direct result of these misrepresentations, Certificate Investors were induced to make their investments in SFG, Certificate Investors were induced to take no action to protect their investments, and SFG's corporate existence was artificially prolonged and its insolvency deepened.
     444. As a result of the foregoing, SFG was rendered incapable of repaying the Participating Creditors and the Participating Creditors were accordingly damaged.
     445. Plaintiff is entitled to judgment against the Harnden & Hamilton for the amount owed by SFG to the Participating Creditors.

    HH. COUNT 34: FIDUCIARY DUTY -- COLONIAL
    ----------------------------------------

     446. Plaintiff repeats and incorporates by reference the allegations contained in paragraphs 1 through 445 hereof.
     447. Plaintiff brings this claim as assignee of the Participating Creditors
     448. Colonial entered into written trust indenture agreements with SFG. Pursuant to these agreements, Colonial owed fiduciary duties to the Participating Creditors, as beneficiaries of the trusts created by the trust indentures.
     449. Colonial breached its fiduciary duties to the Participating Creditors, including its duties of diligence, candor, loyalty and good faith and fair dealing by, among other things, failing to examine the Compliance Certificates, failing to apply the collateral standards set forth in the trust indentures, failing to establish and maintain separate trusts, failing to obtain and perfect security interests in the collateral described in the Investment Certificates and trust indentures, failing to declare defaults for inadequate collateral, permitting transfers of the collateral in violation of the trust indentures, failing to advise the Participating Creditors of SFG's defaults under the Investment Certificates and trust indentures, and failing otherwise to report to Certificates Investors as required by the trust indentures and the Trust Indenture Act.
     450. Colonial knew that the Insider Defendants were acting on their own interest adverse to SFG in submitting false and misleading Compliance Certificates to Colonial and in improperly altering the collateral requirements imposed by existing indenture agreement and Investment Certificates. Accordingly, Colonial was not entitled to rely upon the representations made by the Insider Defendants.

     451. Participating Creditors were damaged by these breaches of duties.
     452. Plaintiff is entitled to judgment against Colonial in an amount equal to the amount invested by the Participating Creditors.

    II. COUNT 35: CONTRACT CLAIM -- FFTC
    ------------------------------------

     453. Plaintiff repeats and incorporates by reference the allegations contained in paragraphs 1 through 452 hereof.
     454. Plaintiff brings this claim as assignee of the Participating Creditors
     455. FFTC entered into written guaranty agreements guaranteeing that FFTC would pay amounts due Certificate Investors not paid by SFG
     456. FFTC has breached its agreement by failing to pay the Participating Creditors after demand therefor.
     457. Plaintiff is entitled to judgment against FFTC in an amount equal to the amount invested by the Participating Creditors.

VIII. INJUNCTIVE RELIEF AGAINST SINCLAIR

     458. Plaintiff incorporates by reference the allegations contained in paragraphs 1- 457 above.
     459. Sometime in November 2001, Sinclair sold all or a portion of certain real property known as the "Lost Bridge Farms," or all or a portion of property in Dallas County, Missouri (the "Dallas Property") and received over $800,000 in proceeds as a result of such sale. Thereafter, Sinclair transferred these proceeds to his lawyer in New York.
     460. The sale or transfer of the proceeds of such sale will cause extreme prejudice and irreparable harm to the bankruptcy estate and will likely place an asset otherwise recoverable by the estate beyond the reach of the Trustee and creditors.
     461. No adequate remedy at law exists to protect the estate's interest in the proceeds.
     462. Based upon the foregoing, this Court has entered a preliminary injunction enjoining the further transfer of the proceeds.
     463. Plaintiff is entitled to a judgment continuing the injunction as a permanent injunction and/or ordering Sinclair to turn over the proceeds to Plaintiff.


IX. PRAYER FOR RELIEF

WHEREFORE, Plaintiff prays as follows:

    1. That this Court continue its preliminary injunction against Sinclair, his agents, employees, attorneys, brokers, and persons acting in concert or participation with him from
        a. Selling, transferring, assigning, gifting, encumbering, dissipating or otherwise disposing or expending of any proceeds of the Lost Bridge Farms; the Dallas County Property or
        b. Selling, transferring, assigning, gifting, encumbering, dissipating or otherwise disposing of or expending of any proceeds of the Dallas County property;
    2. That, upon final hearing hereon, this Court enter judgment as follows:
        a. On Count 1, against Sinclair Management in the amount of $6,274,675;
        b. On Count 2, against Stevens Management, in the amount of $8,883,688;
        c. On Count 3, against Edge, in the amount of $2,231,445;
        d. On Count 4, against Canadian Financial, in the amount of $7,683,314;
        e. On Count 5, against Spartan Finance, in the amount of $6,274,675;
        f. On Count 6, against Eagle, in the amount of $3,657,897;
        g. On Count 7, against Sinclair, in the amount of $6,274,675;
        h. On Count 8, against Robarge, in the amount of $16,189,434;

        i. On Count 9, against Stevens, in the amount of $8,883,688;
        j. On Count 10, against the Insider Defendants, jointly and severally, in the amount of $34,573,120;
        k. On Count 11, against the Insider Defendants, jointly and severally, in the amount of $40,000,000;
        l. On Count 12, against the Insider Defendants, jointly and severally, in the amount of $40,000,000;
        m. On Count 13, against the Insider Defendants, jointly and severally, in the amount of $40,000,000;
        n. On Count 14, against the Non-Insider Defendants, in the amount of $40,000,000;
        o. On Count 15, against Harnden & Hamilton, in the amount of $40,000,000;
        p. On Count 16, against Harnden & Hamilton, in the amount of $40,000,000;
        q. On Count 17, against Colonial, in the amount of $40,000,000;
        r. On Count 18, against Sinclair Management, in the amount of $8,567,787;
        s. On Count 19, against Sinclair Management, in the amount of $8,567,787;
        t. On Count 20, against Stevens Management, in the amount of $4,000,000;

        u. On Count 21, against Stevens Management, in the amount of $4,000,000;
        v. On Count 22, against Edge, in the amount of $1,015,225.16;
        w. On Count 23, against Edge, in the amount of $1,015,225.16;
        x. On Count 24, against Canadian Financial, in the amount of $3,500,000;
        y. On Count 25, against Canadian Financial, in the amount of $3,500,000;
        z. On Count 26, against Sinclair, in the amount of $9,500,000; aa. On Count 27, against Sinclair, in the amount of $9,500,000; bb. On Count 28, against Sinclair, in an amount equal to the value of the transferred property;
       cc. On Count 29, against the Insider Defendants, jointly and severally, in an amount equal to the amount invested by the Participating Creditors;
       dd. On Count 30, against the Insider Defendants, jointly and severally, in an amount equal to the amount invested by the Participating Creditors;
       ee. On Count 31, against the Insider Defendants, jointly and severally, in an amount equal to the amount invested by the Participating Creditors;

       ff. On Count 32, against the Non-Insider Defendants, jointly and severally, in an amount equal to the amount invested by the Participating Creditors;
       gg. On Count 33, against Harnden & Hamilton, in an amount equal to the amount invested by the Participating Creditors;
       hh. On Count 34, against Colonial, in an amount equal to the amount invested by the Participating Creditors;
       ii. On Count 35, against FFTC, in an amount equal to the amount invested by the Participating Creditors;
    3. That the Court award Plaintiff all attorneys' fees and costs incurred herein.
    4. That this Court grant such other relief as the Court deems just.

       DATED this 23d day of January, 2002.

                                       OSBORN MALEDON, P.A.

                                       By /s/ Alan A. Meda, No. 009213
                                           Alan A. Meda
                                           C. TAYLOR ASHWORTH
                                           2929 North Central Avenue
                                           Suite 2100
                                           Phoenix, Arizona 85012-2794
                                           Attorneys for Trustee

COPY of the foregoing e mailed
this 23rd day of January, 2002,
to the following:

Helen Davis Chaitman, Esq.
Wolf, Haldenstein, Adler,
Freeman & Herz
270 Madison Avenue
New York, NY 10016
chaitman@whafh.com

Bradley J. Stevens, Esq.
Robbins & Green, P.A.
3300 North Central Avenue,
Suite 1800
Phoenix, AZ 85012-2518
bjs@rglaw.com

Paul G. Johnson, Esq.
Robbins & Green, P.A.
3300 North Central Avenue,
Suite 1800
Phoenix, AZ 85012-2518
pgj@rglaw.com

Richard J. Cuellar, Esq.
U.S. Trustee's Office
2929 North Central Avenue,
Suite 700
Phoenix, AZ 85012
ric.j.cuellar@usdoj.gov

By: /s/ Lauri F. Andrisani

EXHIBIT 1

October 31, 2000 Collateral Report


                                                                   Explanatory
                                Reported Value    Eligible Value      Note


Total Outstanding Certificates   69,280,921.99

Collateral

Loans Receivable -- Contract        392,186.69        313,749.35        1

Real Estate owned
   SFG office building            4,717,151.49              0.00        3

Prepaid Commissions               1,415,091.59              0.00        4

Cash in Account                   4,531,537.60      4,531,537.60

Mortgages and Notes
  Canadian Finance Venture        6,800,000.00              0.00        3
  Eagle Acceptance                3,250,000.00              0.00        3
  Edge                              490,000.00              0.00        3
  Edward Sanders                     60,652.00              0.00        2
  JHG Development                   420,000.00              0.00        2
  Mid-Town                           30,000.00              0.00        2
  PJR Mortgage                      151,000.00              0.00        3
  PR Edge Revolver                2,000,000.00              0.00        3
  SMS note receivable             4,284,641.11              0.00        3
  Spartan                         5,348,427.96              0.00        3
  Stevens Management              2,611,092.54              0.00        3
  T&G Homes                         250,386.59              0.00        2

  Other Mortgages and Notes       9,584,438.55      9,584,438.55

Contract Balance (chattel paper) 26,289,418.19     21,031,534.55        1


Total                            72,626,024.31     35,461,260.05

Collateral deficiency                             (33,819,661.94)


NOTES

1 Stated value includes unaccrued interest

2 Colonial obtained no perfected security interest

3 Sham transaction, with no perfected security interest

4 Bookkeeping entry, not an asset, not perfected security interest